                                                                   EXHIBIT 10(g)


                       AMENDED AND RESTATED LOAN AGREEMENT
                       -----------------------------------


        THIS AMENDED AND RESTATED LOAN AGREEMENT ("LOAN AGREEMENT") is made and entered into as of the 31st day of January, 1998, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION and THE SUMITOMO BANK, LIMITED, hereinafter individually referred to as a "LENDER" and collectively called "LENDERS", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative and collateral agent for Lenders, herein referred to as the "AGENT BANK", and ZANTE, INC., a Nevada corporation, hereinafter called "BORROWER", with reference to the following facts:

        A. First Interstate Bank of Nevada, National Association, First Interstate Bank of California and The Daiwa Bank, Limited, as predecessors to Lenders, and Borrower have entered into that certain Loan Agreement dated March 31, 1993, as amended by that certain First Amendment to Loan Agreement dated June 27, 1994 and that certain Second Amendment to Loan Agreement and Term and Revolving Credit Promissory Note dated October 15, 1996 (collectively, the "EXISTING LOAN AGREEMENT").

        B. Lenders and Borrower now desire to amend and restate the Existing Loan Agreement as set forth herein.

        C. In this Loan Agreement all capitalized words and terms shall have the respective meanings and be construed herein as hereinafter provided in Section
1.1 of this Loan Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

        D. Borrower is the owner of the Real Property and operates the Hotel/Casino Operation.

        E. Sands Regent is the owner of 100% of the issued and outstanding capital stock of Borrower.

        F. Sands Regent has guaranteed Borrower's performance under the Loan, all subject to the terms and conditions hereinafter set forth.

        G. The Loan has been made for the purposes and subject to the terms and conditions which are hereinafter set forth.

        H. Lenders and Borrower now desire to amend and restate the Existing Loan Agreement and all other loan documents evidencing and/or securing the Loan.

        NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter described, the parties hereto do promise, covenant and agree to amend and restate in its entirety the Existing Loan Agreement as follows:


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                                    ARTICLE 1
                                    ---------

                                   DEFINITIONS
                                   -----------

        Section 1.1 Definitions. For the purposes of this Loan Agreement, each of the following terms shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:

        "ACCOUNTS" shall have the meaning set forth in Section 8.24 hereof.

        "ADDITIONAL DEED OF TRUST" shall mean that certain Deed of Trust, Fixture Filing and Security Agreement With Assignment of Rents of even date herewith executed by Borrower as Trustor and Debtor encumbering the Additional Property.

        "ADDITIONAL PROPERTY" shall mean the Austin Arms Apartment Building, the Personnel Building and the Residence, together with all improvements thereon.

        "ADDITIONAL SUBSIDIARY" shall mean any Subsidiary of Sands Regent other than Borrower. However, to the extent, and only to the extent, that either Borrower or Sands Regent are liable for an obligation of an Additional Subsidiary (whether pursuant to a guaranty or otherwise), with such liability to be determined in accordance with GAAP, such obligations shall not constitute an Additional Subsidiary Item.

        "ADDITIONAL SUBSIDIARY ITEM" shall mean any income, expense, assets or liability of an Additional Subsidiary.

        "AGENCY AGREEMENT" shall mean the agreement executed by and among Lenders, as such agreement may be amended from time to time, setting forth the respective rights, duties and obligations of each of the Lenders in the Loan.

        "AGENT BANK" shall mean Wells Fargo Bank, National Association, and its successors and assigns, in its capacity as agent for Lenders.

        "APPRAISAL" shall mean that market value appraisal of the Premises and the Hotel/Casino Operation performed by Pannell Kerr Foster International.

        "ASSIGNMENT OF EQUIPMENT LEASES, CONTRACTS AND SUBLEASES" shall mean the assignment dated March 31, 1993 executed by Borrower, as such assignment may be amended from time to time, as additional security for the Loan, pursuant to which Borrower assigns to Lenders all of its assignable right, title and interest under the Equipment Leases and Contracts and Subleases relating to the Real Property.

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        "ASSIGNMENT OF PERMITS, LICENSES AND CONTRACTS" shall mean the assignment dated March 31, 1993 duly executed by Borrower, as such assignment may be amended from time to time, as additional security for the Loan, whereby Borrower assigns to Lenders all of its right, title and interest in and to all permits, licenses and contracts relating to the Hotel/Casino Operation, except those gaming permits and licenses and other permits, licenses and contracts which are unassignable.

        "ASSIGNMENT OF LEASES, RENTS AND REVENUES" shall mean the assignment dated March 31, 1993 duly executed by Borrower, as such assignment may be amended from time to time, whereby Borrower assigns to Lenders as additional security for the Loan, all assignable Tenant Leases and all rents, issues, profits, revenues and income from the Real Property and the Hotel/Casino Operation and any other business activity conducted by Borrower on the Real Property, together with any future expansions thereof, related thereto or used in connection therewith.

        "AUSTIN ARMS APARTMENT BUILDING" shall mean that certain parcel of real property improved with an apartment building more particularly described in Exhibit "C-3" attached hereto and incorporated herein by reference.

        "BANKING BUSINESS DAY" shall mean a day upon which all of the offices located in the United States (or any successor offices) of each of the Lenders is open to conduct regular banking business.

        "BANKRUPTCY CODE" shall mean the United States Bankruptcy
Code, as amended, 11 U.S.C. Section 101, et seq.

        "BORROWER" shall mean Zante, Inc., a Nevada corporation.

        "BORROWER'S PERMISSIVE CAPITAL EXPENDITURES" shall mean the expenditures permitted under Section 5.15(a) hereof.

        "BUSINESS PLAN PROJECTIONS" shall mean the business plan projections (broken down on a quarterly basis) established by Borrower from time to time and subject to the prior written approval of Lenders, which Lenders may withhold in Lenders' sole and absolute discretion, which initial Business Plan Projections are set forth on Exhibit "G" attached hereto and incorporated herein by reference.

        "CAPITAL EXPENDITURES" shall mean, for any period, without duplication, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including capitalized lease liabilities) by Borrower during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed or capital asset accounts reflected in the balance sheet of Borrower (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by Borrower to the extent of



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(a) the gross amount of such purchase price less (b) the cash proceeds or trade-in credit of the equipment being traded in at such time), but excluding capital expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or refinanced from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation of or the exercise of the power of eminent domain with respect to such assets being replaced or restored.

        "CAPITAL PROCEEDS" shall mean the net proceeds (after deducting all reasonable expenses incurred in connection therewith) available to Borrower from: (i) partial or total condemnation or destruction of any part of the Premises; (ii) sales of easements, rights-of-way or similar interests in any portion of the Premises; (iii) insurance proceeds (other than rent insurance and business interruption insurance) received in connection with damage to or destruction of the Premises; (iv) the sale or other disposition of any portion of the Premises in accordance with the provisions of this Loan Agreement, (not including, however, any proceeds received by Borrower from a sale of FF&E if such FF&E is replaced by items of equivalent value and utility, in each case such exclusion to apply only during any period in which no Event of Default has occurred and is continuing); and (v) any other extraordinary receipt of proceeds from the sale of Collateral not in the ordinary course of business and treated, for accounting purposes, as capital in nature.

        "CLADIANOS FAMILY" shall mean a collective reference to Pete Cladianos, Jr. and Katherene Johnson Latham and any lineal descendants of either of them.

        "CLOSING DATE" shall mean the date upon which the First Amendment to Deed of Trust is recorded in the Official Records of Washoe County, Nevada.

        "COLLATERAL" shall mean: (i) all of the real and personal property, FF&E, contract rights, leases, intangibles and other interests of Borrower which are subject to the lien and security interest of the Deed of Trust and Financing Statements; (ii) all rights of Borrower assigned pursuant to the terms of the Assignment of Permits, Licenses and Contracts, Assignment of Equipment Leases, Contracts and Subleases and the Assignment of Leases, Rents and Revenues; (iii) any and all other property and/or intangible rights, interests or benefits inuring to or in favor of Borrower which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Lenders to secure repayment of the Loan; and (iv) the Accounts.

        "COMPLIANCE CERTIFICATE" shall mean a compliance certificate as described in Section 5.5(b) which shall be in the form as set forth in Exhibit "E" attached hereto and incorporated herein by reference.


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


        "DEED OF TRUST" shall mean the Deed of Trust, Fixture Filing and Security Agreement With Assignment of Rents dated March 31, 1993, executed by Borrower as Trustor and Debtor, as such deed of trust may be amended from time to time, encumbering the Premises, FF&E and other Collateral more particularly therein described for the purpose of securing Borrower's performance of the terms and provisions contained in the Note and the Loan Agreement, and recorded on April 5, 1993 as Instrument No. 1661414 in the Official Records of Washoe County, Nevada.

        "DEFAULT RATE" shall have the meaning set forth in Section 2.7(b).

        "DISTRIBUTIONS" shall mean and collectively refer to any and all cash dividends, loans, management fees, payments, advances, stock redemptions or repurchases or other distributions, fees or compensation of any kind or character whatsoever made by Borrower to Sands Regent.

        "EBITDA", when used with reference to Borrower and Sands Regent shall mean the consolidated net income of Borrower and Sands Regent: (i) plus the consolidated interest expense, federal income taxes, depreciation and amortization of Borrower and Sands Regent; (ii) excluding the effect, if any, of Additional Subsidiaries or transactions with Additional Subsidiaries; and (iii) plus Gulfport Cash Payments.

        "EFFECTIVE FEDERAL TAX RATE" of any Person with respect to any fiscal period shall mean the quotient which results from dividing that Persons' federal income tax expense for such fiscal period by that Person's net income before taxes for such fiscal period.

        "ENVIRONMENTAL CERTIFICATE" shall mean the Certificate and Indemnification Regarding Hazardous Substances dated March 13, 1993, as such certificate and indemnification has been amended and restated by that certain Amended and Restated Certificate and Indemnification Regarding Hazardous Substances of even date herewith, executed by Borrower as a further inducement to Lenders to make the Loan.

        "EQUIPMENT LEASES AND CONTRACTS" shall mean the executed leases and purchase contracts pertaining to FF&E wherein Borrower is the lessee or vendee, as the case may be. A summary of those Equipment Leases and Contracts (with respect to contracts, Borrower is only required to list those certain contracts which involve payments of more than $5,000 per year; provided, however, all contracts not listed cannot involve in the aggregate payments in excess of $50,000 per year; the mere fact that Borrower is not required to list all contracts shall not impair or affect Lenders' security interest in all contracts related to the Real Property or the Hotel/Casino Operation) is set forth on Exhibit "D" attached hereto and incorporated herein by reference.



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


        "ESTOPPEL CERTIFICATE" shall mean an estoppel certificate duly executed by any third party requested by Lenders (including, without limitation, lessors under Equipment Leases, tenants under Leases, subtenants under Subleases, and any other third parties in privity of contract with Borrower).

        "ERISA" shall mean the Employees Retirement Income Security Act of 1974, as amended from time to time.

        "EVENT OF DEFAULT" shall mean any event of default as defined in Section 6.1 hereof.

        "EXISTING PATRICIAN INVESTMENT" shall mean the aggregate loans and/or capital contributions which have been made to the Patrician Subsidiary and/or GCI by Sands Regent prior to April, 1993.

        "EXISTING TITLE INSURANCE COMPANY" shall mean Ticor Title Insurance Company and its issuing agent Western Title Company, Inc. with offices at 225 South Arlington Avenue in Reno, Nevada 89501, together with such reinsurers with direct access as are requested by Lenders or other title insurance company or companies as may be acceptable to Lenders.

        "EXISTING TITLE INSURANCE POLICY" shall mean the ALTA Extended Coverage Lender's Policy of Title Insurance and endorsements issued in favor of Lenders by Existing Title Insurance Company in the amount of $23,609,516.00 insuring Lenders that, among other things: (i) the Deed of Trust is a first mortgage lien on the Hotel/Casino Property without exception as to the condition of title or priority other than the exceptions permitted to be shown as determined by Lenders, in their sole and absolute discretion; and (ii) the buildings and foundations on said Real Property do not encroach upon any easement or upon any property not owned by Borrower except as shown in said policy in exceptions approved by Lenders.

        "FF&E" shall mean any and all furnishings, fixtures and equipment which have been installed or are to be installed and used in connection with the operation of the Real Property, including those items of furnishings, fixtures and equipment which have been purchased or are to be purchased or leased by Borrower in connection with the Hotel/Casino Operation.

        "FINANCING STATEMENTS" shall mean the Uniform Commercial Code Financing Statements required to be filed with: (i) the Office of the Secretary of State of Nevada; and (ii) the Office of the Recorder of Washoe County, Nevada, in order to perfect the security interest granted to Lenders under the Deed of Trust and other Loan Documents in accordance with the requirements of the Nevada Uniform Commercial Code.

        "FIRST AMENDMENT TO DEED OF TRUST" shall mean that certain First Amendment to Deed of Trust of even date herewith amending


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


the Deed of Trust and to be recorded on the Closing Date in the Official Records of Washoe County, Nevada.

        "FISCAL QUARTER" shall mean reference to each consecutive three month period during each Fiscal Year beginning at the commencement of each Fiscal Year.

        "FISCAL YEAR" shall mean the fiscal period beginning on the 1st day of July of each calendar year and ending on the 30th day of June of each calendar year.

        "GAAP" shall mean generally accepted accounting principles, consistently applied.

        "GCI" shall mean Gulfside Casino, Inc., a Mississippi corporation which is a wholly owned subsidiary of Sands Regent, and the holder of a .006% ownership interest in the Patrician Joint Venture.

        "GOVERNMENTAL AUTHORITY" or "GOVERNMENTAL AUTHORITIES" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official whose consent or approval is required or whose regulations must be followed as a prerequisite to: (i) the continued Hotel/Casino Operation on the Premises; or (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained.

        "GUARANTY" shall mean that certain Guaranty of Loan dated March 31, 1993 executed by Sands Regent guarantying all of the obligations of Borrower in connection with the Loan, as such guaranty has been amended and restated by that certain Amended and Restated Guaranty of Loan of even date herewith.

        "GULFPORT CASH PAYMENTS" shall mean the cash payments which are received by the Sands Regent from any or all of the Gulfport Subsidiaries; (i) as dividend payments; or (ii) in repayment of principal or interest under loans made to one, or both, such entities by Sands Regent.

        "GULFPORT RIVERBOAT PROJECT" shall mean the development and operation of a riverboat gaming operation in Gulfport, Mississippi as contemplated by the Patrician Joint Venture.

        "GULFPORT SUBSIDIARIES" shall mean a collective reference to GCI, to the Patrician Subsidiary and to the Patrician Joint Venture.

        "HAZARDOUS MATERIALS CLAIMS" shall have the meaning set forth in Section 5.21.

        "HAZARDOUS MATERIALS LAWS" shall have the meaning set forth in Section 5.21.


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

        "HOTEL/CASINO OPERATION" shall mean the hotel and casino business which is conducted on the Hotel/Casino Property and the Parking Lots and the existing improvements thereon with any future expansions thereof which are related thereto.

        "HOTEL/CASINO PROPERTY" shall mean those parcels of real property which are more particularly described in Exhibit "C-1" attached hereto and incorporated herein by reference.

        "INDEBTEDNESS" of any Person includes all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any lien existing on property owned or acquired by such Person or a Subsidiary thereof whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, and all guaranties, endorsements, and other contingent obligations with respect to Indebtedness of others, including, but not limited to, any obligations to acquire any of such Indebtedness, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Indebtedness, or otherwise to assure the owner of any of such Indebtedness against loss with respect thereto.

        "INTEREST RATE SWAP AGREEMENT" shall mean that certain Interest Rate Swap Agreement dated March 23, 1994 entered into by Wells Fargo Bank, N.A. (formerly known as First Interstate Bank of Nevada, N.A.), and Borrower.

        "LENDER(S)" shall have the meaning set forth in the Preamble of this Loan Agreement.

        "LETTER OF CREDIT" shall mean that certain irrevocable letter of credit issued on January 14, 1994 by the predecessor to Agent Bank under No. SB2002 in favor of the State of Nevada Department of Insurance to meet Borrower's Nevada state self-insurance requirements.

        "LOAN" shall mean a collective reference to the Loan evidenced by this Loan Agreement, which is in the original principal amount not to exceed $23,609,516 and which is in the outstanding principal balance as of February 1, 1998 of $10,975,000 to be repaid by Borrower in accordance with the terms of the Note and the Loan Documents.

        "LOAN AGREEMENT" shall mean and refer to the Existing Loan Agreement, as amended and restated by this Loan Agreement.

        "LOAN DOCUMENTS" shall mean the collective reference to this Loan Agreement, the Note, the Deed of Trust as amended by the First Amendment to Deed of Trust, the Additional Deed of Trust, the Guaranty, the Assignment of Equipment Leases, Contracts and Subleases, the Assignment of Permits, Licenses and Contracts, the

Assignment of Leases, Rents and Revenues, Financing Statements, the Second Deed of Trust, the Reimbursement Agreement, the Interest Rate Swap Agreement, the Pledge, the Second Pledge, any Estoppel Certificates, any subordination, nondisturbance and attornment agreements covering a Tenant Lease, any fixture filings and all other instruments and agreements required to be executed by or on behalf of Borrower or any other Person in connection with the Loan.

        "LOAN FEE" shall mean a non-refundable loan fee in the amount of $100,000, which Borrower has paid to Agent Bank for distribution to Lenders, as set forth in the Agency Agreement, in consideration for the making of the Loan.

        "MATURITY DATE" shall mean January 15, 2000.

        "MAXIMUM GULFPORT INVESTMENTS" shall mean an amount which is equal to the sum of Twenty-One Million Dollars ($21,000,000.00); provided, however, that the Maximum Gulfport Investment shall not exceed Twenty-Six Million Five Hundred Thousand Dollars
($26,500,000.00).

        "NOTE" shall mean the Term and Revolving Credit Promissory Note dated March 31, 1993 executed by Borrower, as such note is amended and restated by that certain Amended and Restated Term Promissory Note of even date herewith and which note is in the original principal amount not to exceed $23,609,516.00 evidencing the Loan, in the form as set forth in Exhibit "B" attached hereto and incorporated herein by reference.

        "PARKING LOTS" shall mean those two (2) additional parcels of real property utilized as parking lots and which are more particularly described in Exhibit "C-2" attached hereto and incorporated herein by reference.

        "PARTICIPATION INTEREST" shall mean the proportionate interest of each Lender in the Loan, as set forth on Exhibit "A" attached hereto and incorporated herein by reference.

        "PATRICIAN JOINT VENTURE" shall mean a joint venture between the Patrician Subsidiary, Gulfside Casino, Inc. and Artemis, Inc., pursuant to that certain Memorandum of Agreement under date of December 31, 1992, as amended, wherein the Patrician Subsidiary, Gulfside Casino, Inc. and Artemis, Inc. agree to conduct the Gulfport Riverboat Project known as "Copa Casino."

        "PATRICIAN SUBSIDIARY" shall mean Patrician, Inc., a Nevada corporation.

        "PERMITTED ENCUMBRANCES" shall mean, at any particular time: (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent; (ii) liens for taxes, assessments or governmental charges the validity of which are being contested in good faith by Borrower by appropriate



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

proceedings, provided that Borrower shall have maintained adequate reserves in accordance with GAAP; (iii) liens created or contemplated by the Loan Documents;
(iv) the liens, encumbrances and restrictions on the Real Property and existing improvements which are allowed by Lenders to appear in Schedule B, Part I and II of the Existing Title Insurance Policy or any other title insurance policy issued at the Closing Date, and similar easements, rights-of-way, zoning and similar restrictions and other encumbrances and exceptions to title which do not in any case or in the aggregate materially interfere with the ordinary conduct of the business of Borrower or the enjoyment of the Real Property, and rights of lessees, lessors, vendees and/or vendors pursuant to the Equipment Leases and Contracts and the Tenant Leases; (v) liens in favor of or consented to in writing by Lenders; (vi) purchase money security interests for FF&E heretofore acquired, without limitation, or hereafter acquired, if such purchase money security interests extend only to the hereafter acquired FF&E and only to the extent of the lesser of the purchase money loan or the fair market value of the acquired FF&E; (vii) liens of legally valid leases for FF&E; and (viii) depository institutions, carriers, warehousemen's, mechanics' and materialmen's liens and other similar inchoate liens, in each case not yet delinquent, or being contested in good faith provided that adequate reserves are maintained in accordance with GAAP for any such lien which is being so contested.

        "PERSON" means any individual, firm, corporation, trust, association, partnership, joint venture, tribunal, bank, investment bank, mutual fund or other entity.

        "PERSONNEL BUILDING" shall mean that certain parcel of real property improved with an office building as more particularly described in Exhibit "C-4" attached hereto and incorporated herein by reference.

        "PLEDGE" shall mean that certain Pledge and Assignment of even date herewith covering any and all deposit accounts now or hereafter held by Borrower in favor of Lenders.

        "POLICIES OF INSURANCE" shall mean the insurance to be obtained and maintained by Borrower as provided by Section 5.6 herein.

        "PREMISES" shall mean the Hotel/Casino Property and the Parking Lots, together with existing improvements and all other improvements or property, both personal and real which now are or hereafter are situated upon the Hotel/Casino Property and the Parking Lots or form a part of the Hotel/Casino Operation, including but not limited to any future expansions thereof.

        "QUALIFIED GULFPORT INVESTMENTS" shall mean loans or capital contributions to the Gulfport Subsidiaries, or either of them, to


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

be used in the direct or indirect conduct of the Gulfport Riverboat Project.

        "REAL PROPERTY" shall mean that real property which is particularly described by Exhibits "C-1 through C-5" attached hereto and incorporated herein by reference, together with all improvements thereon, which shall include the Hotel/Casino Property, the Parking Lots, the Austin Arms Apartment Building, the Personnel Building and the Residence.

        "REFERENCE RATE" shall mean the rate of interest which Wells Fargo Bank, National Association, or its successor or assigns, from time to time identifies and publicly announces as its prime rate and is not necessarily, for example, the lowest rate of interest which Wells Fargo Bank, National Association, collects from any borrower or group of borrowers.

        "REIMBURSEMENT AGREEMENT" shall mean that certain Reimbursement Agreement dated January 13, 1993 duly executed by Borrower supporting the Letter of Credit.

        "REPORTABLE EVENT" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

        "RESIDENCE" shall mean that certain parcel of real property improved with a single family residence as more particularly described in Exhibit "C-5" attached hereto and incorporated herein by reference.

        "SANDS GROUP" shall mean a collective reference to Sands Regent and to Borrower.

        "SANDS REGENT" shall mean The Sands Regent, a Nevada corporation.

        "SECOND DEED OF TRUST" shall mean that certain Deed of Trust, Fixture Filing and Security Agreement With Assignment of Rents duly executed by Borrower in favor of Agent Bank, securing the obligations of Borrower under the Interest Rate Swap Agreement and the Reimbursement Agreement, to be recorded as of the Closing Date in the Official Records of Washoe County, Nevada and creating a priority lien junior only to the Deed of Trust, as amended by the First Amendment to the Deed of Trust.

        "SECOND PLEDGE" shall mean that certain Pledge and Assignment of even date herewith covering any and all deposit accounts now or hereafter held by Borrower in favor of Agent Bank.

        "SUBSIDIARY" shall mean, on the date in question, any Person of which an aggregate of 50% or more of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person and/or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

        "TENANT LEASES" shall mean and collectively refer to all leases and rental arrangements wherein Borrower is landlord or lessor for the lease or rental of portions of the Real Property, a summary of which leases and rental arrangements is marked Exhibit "F" attached hereto and incorporated herein by reference. Borrower and Lenders agree and acknowledge that Exhibit "F" shall not include a list of any residential lease or rental agreement; provided, however, the fact that Borrower has not listed all residential leases and rental agreements shall not impact or impair Lenders' security interest therein.

        "TERM PERIOD" shall mean the period commencing on the Closing Date and ending on the Maturity Date.

        "YEAR 2000 COMPLIANT" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000.

        Section 1.2 Interpretation and Construction. In this Loan Agreement, unless the context otherwise requires:

               (a) Articles and Sections mentioned by number only are the respective Articles and Sections of this Loan Agreement as so numbered.

               (b) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa.

               (c) Words importing persons mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, corporations or other legal entities, including public or governmental bodies, as well as natural persons.

               (d) All times specified herein, unless otherwise specifically referred, shall be the time in Reno, Nevada.

               (e) Any headings preceding the texts of the several Articles and Sections of this Loan Agreement, and any table of contents or marginal notes appended to copies hereof, shall be



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

solely for convenience of reference and shall not constitute a part of this Loan Agreement, nor shall they affect its meaning, construction or effect.

               (f) If any clause, provision or Section of this Loan Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof.

               (g) The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms as used in the Loan Agreement refer to this Loan Agreement; the term "heretofore" means before the date of the execution of this Loan Agreement; and the term "hereafter" means after the date of the execution of this Loan Agreement.

               (h) This Loan Agreement and all matters relating hereto shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada.

               (i) If any clause, provision or Section of this Loan Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or Section of this Loan Agreement, then the clause, provision or Section containing the more specific provisions shall control and govern with respect to such apparent conflict. The parties hereto agree that each has contributed to the drafting of this Loan Agreement and in all Loan Documents and that the provisions herein contained shall not be construed against either Borrower or Lenders as having been the person or persons responsible for the preparation thereof.

               (j) Except where a different standard is expressly indicated in this Loan Agreement, all items requiring the consent or approval of Lenders or Borrower shall be construed as providing that such consent or approval may not be unreasonably withheld or delayed.

               (k) All accounting terms used herein which are not otherwise specifically defined shall be used in accordance with GAAP.

        Section 1.3 No Other Meaning. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Loan Agreement shall have such meanings when used in each of the Loan Documents, notices and other communication delivered from time to time in connection with this Loan Agreement or any of the Loan Documents.

        Section 1.4 No Other References. Unless otherwise specified, references in this Loan Agreement and in each of the other Loan Documents to any Article or Section are references to such Article or Section of this Loan Agreement or such other of the Loan Documents, as the case may be, and unless otherwise specified, references in any Article, Section or definition to any clause or references to such clause of such Article, Section or definition.

                                    ARTICLE 2
                                    ---------

                     AMOUNT, TERMS AND SECURITY OF THE LOAN
                     --------------------------------------

        Section 2.1 The Loan. Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Note, Lenders severally agree in the proportions set forth on Exhibit "A" hereto, to make the Loan. Lenders have advanced funds in the amount of the Loan. The current outstanding principal balance of the Loan as of February 1, 1998 is $10,975,000.00. In no event shall any Lender be liable to fund any amounts under the Loan in excess of its respective Participation Interest. In no event shall Borrower have the right to reborrow any amounts repaid or prepaid under the Loan.

        Section 2.2 Interest Calculation. Interest shall accrue under the Loan at the rate, or rates, which are set forth by the Note.

        Section 2.3 The Note, Interest Accrual and Repayment. The Loan shall be evidenced by the Note and shall be payable to the order of Lenders. The amount of each borrowing of the Loan shall be recorded on Agent Bank's internal data control systems and each payment of principal and/or interest with respect to the Loan or any portion thereon, when applied, shall be evidenced by entries made by Agent Bank in Agent Bank's internal data control system showing the date and amount of each payment of principal and interest with respect thereto. The aggregate unpaid balance of principal and interest of the Note as set forth on the most recent data control system printout of Agent Bank shall be rebuttably presumptive evidence of the sums owing and unpaid on the Note. The Note shall bear interest and be due and payable in the manner and at the times set forth therein, the terms whereof are by this reference incorporated herein and made a part hereof as though fully set forth.

        Section 2.4 Security for the Loan. As security for the due and punctual payment and performance of the Note and all of the other Loan Documents, Borrower shall provide the Collateral and the Deed of Trust, the Second Deed of Trust, the Assignment of Permits, Licenses and Contracts, the Assignment of Leases, Rents and Revenues, the Assignment of Equipment Leases, Contracts and Subleases, the Pledge, the Second Pledge and all of the other Loan Documents. As additional security for the due and punctual payment and performance of the Note and each of the terms, covenants, representations, warranties and provisions herein contained, the Loan shall be guaranteed by Sands Regent pursuant to its execution and delivery of the Guaranty.

        Section 2.5 Place and Manner of Payment. All amounts payable by Borrower to Lenders hereunder or pursuant to the Note, shall be made on the date when due, provided that if any payment falls due on a date which is not a Banking Business Day, it shall be due on the next Banking Business Day in lawful money of the United States of America and in immediately available funds. All such amounts payable by Borrower shall be made to Agent Bank by wire transfer of immediately available funds pursuant to the following wire instructions:

                      Wells Fargo Bank, N.A.
                      201 3rd Street, 8th Floor
                      San Francisco, CA 94103
                      ABA 121-000-248
                      Acct. 4584702047
                      Ref: WFBCORP/SYDIC/ZANTE, INC.

If such payment is received by Agent Bank prior to 11:00 a.m. Pacific time, and is not solely for the account of Agent Bank, Agent Bank shall credit Borrower with such payment on the day so received and shall disburse to the appropriate Lenders on the same day such pro rata amounts of payments relating to the Loan based on the respective proportions the amounts set forth on Exhibit "A" hereto bear to the aggregate of such amounts set forth in Exhibit "A" hereto, in immediately available funds. If such payment is received by Agent Bank after 12:00 o'clock noon, Agent Bank shall credit Borrower with such payment as of the next Banking Business Day and disburse to the appropriate Lenders on the next Banking Business Day such pro rata amounts of such payment relating to the Loan based on the respective proportions the amounts set forth on Exhibit "A" hereto bear to the aggregate of such amounts set forth in Exhibit "A" hereto, in immediately available funds. Any payment on the Loan made by Borrower to Agent Bank pursuant to the terms of this Loan Agreement or the Note for the account of Lenders shall constitute payment to the appropriate Lenders.

        Section 2.6 Fees.

               (a) Borrower has paid the Loan Fee, in the amount of $100,000, to Agent Bank for distribution to Lenders as set forth in the Agency Agreement in consideration for the making of the Loan.

               (b) On each anniversary of the recordation of the Deed of Trust (including April 5, 1998 and April 5, 1999), Borrower shall pay an agency fee to Agent Bank in the amount of $50,000, in consideration of Agent Bank's acting as Agent Bank hereunder, which fee shall be retained by Agent Bank for its own account (the "AGENCY FEE").

        Section 2.7 Late Charges and Default Rate.

               (a) If any payment due under the Note is not paid within ten (10) days following the date such payment is due, Borrower promises to pay a late charge in the amount of one percent (1%) of the amount of such delinquent payment and Agent Bank need not accept any late payment made unless it is accompanied by such one percent (1%) late payment charge.

               (b) If any payment due under the Note is not paid within ten (10) days following the date such payment is due, the total of the unpaid balance of the principal and the then accrued and unpaid interest owing under the Note shall collectively and immediately, without any further written notice, commence accruing interest at a rate equal to three percent (3%) over the Reference Rate (the "DEFAULT RATE") until such time as all payments and additional interest are paid.

               (c) In the event of the occurrence of an Event of Default, Borrower agrees to pay all costs of collection, including reasonable attorney's fees incurred in connection therewith, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such Event of Default. In the event legal action is commenced for the collection of any sums owing hereunder or under the terms of the Note Borrower agrees that any judgment issued as a consequence of such action against Borrower shall bear interest at a rate equal to three percent (3%) over the Reference Rate until fully paid.

        Section 2.8 Voluntary Prepayment. Borrower shall have the right, at any time, and from time to time, but in no event more often than one (1) time during any calendar month, to prepay any portion of the unpaid balance of principal owing under the Note, in whole or in part. Each such prepayment shall be in the minimum amount of $50,000.00 or additional multiples of $50,000.00, provided that such limitation shall not apply to prepayments which are made: (i) pursuant to Section 7.2 below; or (ii) in complete satisfaction of the unpaid principal amount under the Note. Each prepayment shall be applied in each instance in the inverse order of maturity of the scheduled principal payments of the Note. No such prepayment or prepayments, when considered individually or collectively, shall in any manner reduce or otherwise affect Borrower's obligation to make the next regularly scheduled monthly payment of principal and/or interest under the terms of the Note. If Borrower prepays the entire principal amount then outstanding under the Note, such payment shall be accompanied by a payment equal to the interest accrued thereon to the date of such prepayment and any other amount then owing under the terms of the Note. Nothing herein shall be construed to mean that this provision shall prohibit any Semi-Annual Payment Reduction (as that phrase is defined in the Note).

        Section 2.9 Net Payments. All payments under this Loan Agreement and the Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any Governmental Authority, other than any tax on or measured by the overall gross or net income of a Lender pursuant to the income tax laws of the United States or any State, or any jurisdiction where such Lender is organized, resident or doing business (collectively, the "TAXES"), shall not be less than the amounts otherwise specified to be paid under this Loan Agreement and the Note. A certificate as to any additional amounts payable to a Lender under this Section submitted to Borrower by such Lender shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest error. Any amounts payable by Borrower under this Section with respect to past payments shall be due within twenty (20) Banking Business Days following receipt by Borrower of such certificate from Lenders; any such amounts payable with respect to future payments shall be due concurrently with such future payments. With respect to each deduction or withholding for or on account of any taxes, Borrower shall promptly furnish to Lenders such certificates, receipts and other documents as may be required (in the reasonable judgment of Lenders) to establish any tax credit to which Lenders may be entitled. Without in any way affecting any of its rights under this Section, each Lender agrees that, upon its becoming aware that any of the present or future payments due it under this Loan Agreement are or will be subject to deduction for taxes, it will notify Borrower in writing and each Lender further agrees that it will use reasonable efforts not disadvantageous to it (in its sole determination) in order to avoid or minimize, as the case may be, the payment by Borrower of any additional amounts for Taxes pursuant to this Section. Each Lender represents, to the best of its knowledge, that as of the Closing Date no such additional taxes or charges are being imposed by the United States or any Governmental Authority and that no such deductions or withholdings are required. Each Lender organized outside of the United States shall, within fifteen (15) days after it becomes a Lender hereunder, provide Borrower with a duly completed IRS Form 4224 or 1001, as applicable (or successor forms) properly completed and claiming a complete exemption from withholding or deduction for or on account of Taxes imposed by the United States. Each such Lender further agrees to deliver to Borrower on or before the date such form expires, or after the occurrence of any event requiring any change in the most recent form delivered by it, any amendments or supplements or additional forms as may be reasonably requested by Borrower evidencing such exemption, unless an event has occurred prior to the date on which such documentation is to be delivered such that, and such Lender notifies Borrower that, it is not entitled to receive payments without deduction or withholding on account of Taxes imposed by the United States.

        Section 2.10 Increased Costs. If after the date hereof the adoption of, or any change in, any applicable law, rule or regulation (including without limitation Regulation D of the Board of Governors of the Federal Reserve System and any successor thereto), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

               (a) With respect to the Loan, shall impose, modify or deem applicable any reserve imposed by the Board of Governors of the Federal Reserve System special deposit, capitalization or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

               (b) Shall impose on any Lender any other condition affecting the Loan, the Note or such Lender's obligation to make the Loan;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, to impose a cost on) such Lender of making or maintaining the Loan, or to reduce the rate of return on the Loan or the amount of any sum received or receivable by such Lender under the Note, then within ten (10) days after demand by such Lender (which demand shall be accompanied by a certificate setting forth in reasonable detail the basis of such demand), Borrower shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, such costs which may be imposed upon such Lender) or such reduction in the rate of return or of any sum received or receivable under the Note. Each Lender agrees to use its best efforts to minimize such increased or imposed costs or such reduction.

        Section 2.11 Borrower's Right to Remove Affected Bank. If: (i) Borrower receives a notice from any Lender pursuant to this Section, or Borrower is required to withhold or deduct any Taxes on behalf of any Lender pursuant to
Section 2.9 (each such Lender, an "AFFECTED BANK"); and (ii) as a result of such notice or withholding obligation Borrower is obligated to pay amounts to or on behalf of such Affected Bank that are materially greater than such Lender's Percentage Interest of all payments by Borrower to Lenders (including any other Affected Banks) hereunder, then Borrower may, within sixty (60) days after the date on which such notice is given or such withholding obligation arises, so long as such notice or withholding obligation shall not have been terminated, and so long as no Event of Default, or event or condition which, with the giving of notice or the passage of time or both, would be an Event of Default hereunder, shall have occurred and be continuing, elect to terminate such Affected Bank as a party to this Loan Agreement; provided, that concurrently with such termination: (i) Borrower shall pay to (or on behalf of, as applicable) such Affected Bank all interest and fees and other amounts then due and owing to (or on behalf of) such Affected Bank through such date of termination; (ii) another financial institution reasonably satisfactory to Borrower and Agent Bank shall agree, as of such date, to purchase at par and for cash the Participation Interest of the Affected Bank in the Loans pursuant to an assignment and acceptance agreement and to become a Lender for all purposes under this Loan Agreement and to assume all obligations (including all outstanding Loans) of such Affected Bank to be terminated as of such date; and (iii) all documents and supporting materials reasonably required by Agent Bank to evidence the substitution of such Affected Bank shall have been received and approved by Agent Bank as of such date, such approval not to be unreasonably withheld.

                                    ARTICLE 3
                                    ---------

                              CONDITIONS PRECEDENT
                              --------------------

        Lenders' obligation to enter into this Loan Agreement is subject to Agent Bank having received prior to or simultaneously with the execution and delivery of this Loan Agreement, in each case in a form and substance reasonably satisfactory to Lenders, the following:

        Section 3.1 Promissory Note. The Amended and Restated Term Promissory Note duly executed by Borrower.

        Section 3.2 Loan Agreement. This Loan Agreement duly executed by Borrower, Sands Regent and Lenders.

        Section 3.3 Guaranty. The Amended and Restated Guaranty of Loan duly executed by Sands Regent.

        Section 3.4 First Amendment to Deed of Trust. The First Amendment to Deed of Trust duly executed by Borrower and Lender and acknowledged and recorded on the Closing Date with the County Recorder of Washoe County, Nevada.

        Section 3.5 Additional Deed of Trust. The Additional Deed of Trust duly executed by Borrower and acknowledged and recorded on the Closing Date with the County Recorder of Washoe County, Nevada.

        Section 3.6 Second Deed of Trust. The Second Deed of Trust duly executed by Borrower and acknowledged in favor of Agent Bank and recorded on the Closing Date with the County Recorder of Washoe County, Nevada.

        Section 3.7 Environmental Certificate. The Amended and Restated Certificate and Indemnification Regarding Hazardous Substances duly executed by Borrower.

        Section 3.8 Pledge. The Pledge duly executed by Borrower in favor of Lenders.

        Section 3.9 Second Pledge. The Second Pledge duly executed by Borrower in favor of Agent Bank.

        Section 3.10 Assignments. The First Amendment to (i) Assignment of Equipment Leases, Contracts and Subleases, (ii) Assignment of Permits, Licenses and Contracts and (iii) Assignment of Leases, Rents and Revenues ("LEASES ASSIGNMENT"), duly executed by Borrower and in the case of the Leases Assignment, acknowledged with the Leases Assignment recorded on the Closing Date with the County Recorder of Washoe County, Nevada.

        Section 3.11 Financing Statements/Fixture Filings. Appropriate financing statements and fixture filings as reasonably determined by Lenders duly executed by Borrower and either recorded with the County Recorder of Washoe County, Nevada or filed with the Nevada Secretary of State, as appropriate.

        Section 3.12 Estoppel Certificates. At Lender's option, Estoppel Certificates from Roma Franchise Corporation relating to the Tony Roma's Restaurant operating at the Premises.

        Section 3.13 Third Party Consents. Upon Lender's reasonable request, consents from any third parties deemed necessary by Lenders in order to perfect assignments and security interests obtained by Lenders in connection with the Loan.

        Section 3.14 Trademarks. Assignment of all trademarks, tradenames and service marks held by Borrower or its affiliates or used in connection with the Premises or the Hotel/Casino Operation, in a form and containing terms and conditions acceptable to Lenders, in their sole and absolute discretion.

        Section 3.15 Corporate Resolution and Certificate of Good Standing. Lenders shall have received the following with respect to each of Borrower and Sands Regent: (i) a Certificate of Good Standing issued no earlier than five (5) Banking Business Days prior to the Closing Date by the Secretary of State for the State of Nevada; and (ii) original Certificate of Corporate Resolution and Certificate of Incumbency executed by the Secretary of the applicable corporation and attested to by the President, Vice President, or Treasurer of such corporation authorizing such corporation to enter into all documents and agreements to be executed by it pursuant to this Loan Agreement and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of such corporation.

        Section 3.16 Opinion of Counsel. An opinion from counsel(s) of Borrower and Sands Regent dated as of the Closing Date, to the effect that: (i) Borrower has the full power and requisite corporate or other authority necessary for the execution, delivery and performance of its obligations under the Loan Documents and any other document, agreement, certificate or instrument executed by it in connection with the Loan; (ii) Sands Regent has the full power and requisite corporate or other authority necessary for the execution, delivery and performance of its obligations under the Guaranty and any other document, agreement, certificate or instrument executed by it in connection with the Loan;
(iii) each Loan Document to which Borrower or Sands Regent is a party and the Environmental Certificate is valid and binding upon Borrower or Sands Regent, as the case may be, and enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iv) Borrower has duly authorized the taking of any and all action necessary to carry out and give effect to the transactions contemplated to be performed on its part by this Loan Agreement, the Note, the Deed of Trust, the Financing Statements, the other Loan Documents, the Environmental Certificate and any other document, agreement, certificate and instrument executed by it in connection with the Loan; (v) Sands Regent has duly authorized the taking of any and all action necessary to carry out and give effect to the transactions contemplated to be performed on its part by the Guaranty; and (vi) the transactions contemplated by the Loan Agreement will not violate the usury laws of the State of Nevada.

        Section 3.17 Title Insurance Policy. Endorsements to the Existing Title Insurance Policy issued by the Existing Title Insurance Company, as determined by Lenders, in their sole and absolute discretion, and a new title insurance policy insuring the Additional Deed of Trust and the Second Deed of Trust containing coverage and in an amount determined by Agent Bank, in its sole and absolute discretion.

        Section 3.18 Appraisal. Receipt by Lenders of the Appraisal which sets forth a market value in an amount acceptable to Lenders for the Premises and Hotel/Casino Operation and is acceptable to Lenders on the basis of each of their respective policies for acceptance of appraisals on real property collateral, which Appraisal Lenders have received and approved.

        Section 3.19 Payment of Taxes. Affidavits, certificates, paid bills or other assurance, evidencing that all past and current real and personal property taxes and assessments which are presently due and payable applicable to the Real Property have been paid in full.

        Section 3.20 Insurance. Certified copies of the policies, together with original certificates and loss-payable endorsements in favor of Lenders, of insurance required by Section 5.6 hereof, accompanied by affidavits, certificates, paid bills or other documents evidencing that all premium payments are current.

        Section 3.21 Reimbursement for Expenses and Fees. Reimbursement of Agent Bank by Borrower for all reasonable costs and out-of-pocket expenses incurred by Agent Bank in connection with the Loan, including, but not limited to, escrow charges, title insurance premiums, recording fees, attorney's fees (which attorneys' fees shall include Lenders' counsel fees and Nevada counsel fees which amount shall not exceed $55,000 (exclusive of costs)), and all other like expenses remaining unpaid as of the Closing Date. The legal fees of $55,000 is allocated as follows: $12,500 in fees (exclusive of costs) for the period prior to February 1, 1998 and $42,500 in fees (exclusive of costs) for the period following February 1, 1998 through the Closing Date.

        Section 3.22 Tenant Leases, Equipment Leases and Contracts. Copies of all of the Tenant Leases, Equipment Leases and Contracts duly executed by the parties thereto, with an assignment thereof.

        Section 3.23 Hazardous Material Report. A recent environmental audit report, prepared and certified by an environmental auditor acceptable to Lenders, certifying that no toxic or hazardous substance, waste, pollutant or contaminant (as those terms are defined or described in federal or Nevada state laws) are presently stored or contained on, in or under any portion of the Real Property or, in the alternative, recent environmental questionnaires completed by Borrower in a form and containing information acceptable to Lenders.

        Section 3.24 Financial Statements. Unaudited or audited financial statements of the Sands Group dated as of the most recently ended Fiscal Quarter and/or Fiscal Year, together with a certificate from the President, Vice President or Treasurer of Borrower which shall state that the financial condition of the Sands Group has not materially adversely changed since the date of such financial statements.

        Section 3.25 Certain Statements. On and as of the Closing Date the following statements shall be true and correct:

               (a) The representations and warranties contained in Article 4 hereof are true and correct in all material respects;

               (b) The representations and certifications contained in the Environmental Certificate are true and correct; and

               (c) No event has occurred or would occur and is continuing which constitutes an Event of Default hereunder or would constitute an Event of Default hereunder but for the requirement that notice be given or time elapsed, or both.

        Section 3.26 Agency Fee. Agent shall have received the Agency Fee which was due and payable in April, 1997.

        Section 3.27 Smith Barney Account. Agent shall have received evidence satisfactory to Agent that a certain account held at Smith Barney and identified as Account No. 519-38628-19 has been closed and the funds held therein have been transferred to one of the Accounts.

        Section 3.28 Additional Documents. Such additional documents, affidavits, certificates and opinions as Lenders may reasonably require to insure compliance with this Loan Agreement.

                                    ARTICLE 4
                                    ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

        To induce Lenders to enter into this Loan Agreement and to make the Loan hereunder, Borrower makes the following representations and warranties which shall be deemed to be continuing representations and warranties so long as any amount hereunder shall be available for borrowing and until payment in full of the Note:

        Section 4.1 Organization; Power and Authorization. Borrower and Sands
Regent: (i) are each corporations duly organized and validly existing under the laws of the State of Nevada; (ii) are each authorized to do business in the State of Nevada; (iii) each have all requisite power, authority and legal right to execute and deliver any document, agreement or certificate to which it is a party or by which it is bound in connection with the Loan to consummate the transactions and perform its obligations hereunder and thereunder, and to own its properties and assets and to carry on and conduct its business as presently conducted or proposed to be conducted; and (iv) have each taken all necessary action to authorize the execution, delivery and performance of this Loan Agreement and/or the other Loan Documents to which they are a party or by which they are bound and to consummate the transactions contemplated hereunder and thereunder.

        Section 4.2 No Conflict With Violation of or Default Under Laws or Other Agreements. Neither the execution and delivery of this Loan Agreement, the Note, or any other Loan Document, or any other agreement, certificate or instrument to which Borrower or Sands Regent is a party or by which Borrower or Sands Regent is bound in connection with the Loan, nor the consummation of the transactions contemplated hereunder or thereunder, or the compliance with or performance of the terms and conditions herein or therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any material lien, charge, or encumbrance of any nature whatsoever upon the property or assets of either Borrower or Sands Regent by virtue of, the terms, conditions or provisions of:
(i) any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which either of them is a party or by which either of them is bound; or (ii) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which either them is subject.

        Section 4.3 Litigation. To the best knowledge of Borrower, there is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, in any court of law or in equity, or before any Governmental Authority, wherein an unfavorable determination, decision, decree, ruling or finding would: (i) result in any material adverse change in the Hotel/Casino Operation or in Borrower's or Sands Regent's business, financial condition, properties or operations; (ii) result in any material adverse change in the business financial condition, properties or operations of Sands Regent; (iii) materially adversely affect the transactions contemplated by this Loan Agreement and the other Loan Documents and Borrower's or Sands Regent's ability to perform their respective obligations hereunder and thereunder; or (iv) materially adversely affect the validity or enforceability of this Loan Agreement and the other Loan Documents. To the best knowledge of Borrower, it is not in violation of or default with respect to any order, writ, injunction, decree or demand of any such court or Governmental Authority.

        Section 4.4 Agreements Legal Binding Valid and Enforceable. This Loan Agreement, the Note, the Deed of Trust, and all other Loan Documents when executed and delivered by Borrower and/or Sands Regent (as applicable), in connection with the Loan will constitute legal, valid and binding obligations of Borrower and/or Sands Regent, enforceable against Borrower and/or Sands Regent in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        Section 4.5 Information and Financial Data Accurate; Financial Statements; No Adverse Change. All information and financial and other data previously furnished by Borrower in the financial statements referred to in
Section 3.24 hereof is true,
correct and complete as of the date thereof, and there has been no material adverse change with respect thereto since the date thereof. No information has been omitted which would make the information previously furnished in such financial statements to Lenders misleading or incorrect in any material respect. Any and all financial statements heretofore furnished to Lenders by Borrower, pursuant to Section 3.24 hereof: (i) present fairly the financial position of the entity to which they relate as at their respective dates and the results of operations and changes in financial position for the periods to which they apply; and (ii) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. Since the date of the financial statements referred to in this Section, there has been no material adverse change in the financial condition, assets, liabilities, business or operations of Borrower.

        Section 4.6 Governmental Approvals. All timely consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which may be required in connection with the valid execution and delivery of this Loan Agreement and the other Loan Documents by Borrower and the carry-out or performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrower, have been obtained or accomplished and are in full force and effect, or can be obtained by Borrower.

        Section 4.7 Payment of Taxes. Borrower has duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by it and has paid or made provisions for the payment of, all taxes, assessments, fees and other governmental charges which have become due pursuant to said returns or otherwise pursuant to any assessment received by Borrower except such taxes, if any, as are being contested in good faith by Borrower by appropriate proceedings and for which Borrower has maintained adequate reserves in accordance with GAAP.

        Section 4.8 Title to Properties. Borrower has or as of the Closing Date will have good and marketable title to the Real Property and all of its properties and assets reflected in the financial statements referred to in
Section 3.24 hereof as owned by it (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of its business). None of the Collateral is subject to any liens, encumbrances or restrictions other than Permitted Encumbrances. As of the date of the financial statements referred to in Section 3.24, none of the property of Borrower, which is not Collateral, is subject to any material liens, encumbrances or restrictions other than those liens, encumbrances and restrictions which are reflected in such financial statements and the notes thereto.

        Section 4.9 No Untrue Statements. All statements, representations and warranties made by Borrower concerning either Borrower or Sands Regent in this Loan Agreement, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by Borrower to Lenders under this Loan Agreement: (i) are and shall be true, correct and complete in all material respects, at the time they were made and on and as of the Closing Date; (ii) do not and shall not contain any untrue statement of a material fact; and (iii) do not and shall not omit to state a material fact necessary in order to make the information contained herein or therein not misleading or incomplete. Borrower understands that all such statements, representations and warranties shall be deemed to have been relied upon by Lenders as a material inducement to make the Loan.

        Section 4.10 Brokerage Commissions. Except as previously disclosed in writing to Lenders, no Person, other than a Lender, or a Person claiming through a Lender, is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Loan Agreement. No brokerage or other fee, commission or compensation is to be paid by Lenders with respect to the transactions contemplated hereby, and Borrower agrees to indemnify Lenders against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by Lenders in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

        Section 4.11 No Defaults. Borrower is not in violation of or in default with respect to any applicable laws and/or regulations, which violation or default materially and adversely affects the Real Property or the business, financial condition, property or operations of Borrower or the Hotel/Casino Operation. Borrower is not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under any indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which it is a party or by which it is bound (except for any defaults previously brought to Lenders' attention in writing, for which Borrower has received a waiver from Lenders), a default under which materially adversely affect the Real Property or the business, financial condition, properties or operations of Borrower or of the Hotel/Casino Operation.

        Section 4.12 Employment Retirement Income Security Act of 1974. No Reportable Event has occurred and is continuing with respect to any Plans under ERISA, that gives rise to liabilities that materially adversely affect the financial condition or operations of Borrower or Sands Regent.

        Section 4.13 Policies of Insurance. Each of the copies of the Policies of Insurance relating to the Real Property, which have been delivered to Lenders by Borrower: (i) is a true, correct and complete copy of the respective original thereof as in effect on the date hereof, and no amendments or modifications of any of said documents or instruments not included in such copies have been made; and (ii) has not been terminated and is in full force and effect. Borrower is not in default in the observance or performance of its obligations under said policies, and Borrower has done all things required to be done as of the date of this Loan Agreement to keep unimpaired its rights thereunder.

        Section 4.14 Equipment Leases and Contracts. A true and complete list of all executed Equipment Leases and Contracts pertaining to the Real Property, or any portion thereof, in existence as of the Closing Date, is set forth in Exhibit "D" attached hereto.

        Section 4.15 Tenant Leases. A true and complete list of all executed Tenant Leases pertaining to the Real Property, or any portion thereof, in existence as of the Closing Date, is set forth in Exhibit "F" attached hereto.

        Section 4.16 Gaming Licenses. To the best knowledge of Borrower, all gaming licenses required to be held by Borrower are current and in good standing and Borrower presently holds all gaming licenses necessary for the Hotel/Casino Operation.

        Section 4.17 Environmental Certificate. The representations and certifications contained in the Environmental Certificate are true and correct.

        Section 4.18 Existing Patrician Investment. The amount of the Existing Patrician Investment is at least $6,800,000.00.

        Section 4.19 Governmental Regulations. Borrower is not subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed.

        Section 4.20 Employee Benefit Plans. Other than Borrower's existing 401(k) employer noncontributing retirement plan, Borrower neither maintains nor participates in any pension, retirement, profit-sharing or similar employee benefit plan that is subject to any provision of the Employee Retirement Income Security Act of 1974, as amended from time to time.

        Section 4.21 Securities Activities. Borrower is not engaged principally or significantly in the business of extending credit for the purpose of purchasing or carrying any "Margin Stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System in effect from time to time) and not more than twenty-five percent (25%) of the value of Borrower's assets consists of such Margin Stock. No part of the proceeds of the Loan will be used to purchase or carry any Margin Stock or for any other purpose that violates the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System.

        Section 4.22 Management Agreement. No third party management agreement has been executed by Borrower or otherwise exists affecting the Real Property or the Hotel/Casino Operation.

        Section 4.23 Other Agreements. No other material agreements, contracts or understandings exist with respect to the Real Property other than as disclosed in the list of agreements set forth in the exhibits attached to this Agreement.

        Section 4.24 Accounts. Borrower holds no other accounts of any kind or nature other than the Accounts identified in Exhibit "H" attached hereto. Borrower is the owner and has possession and control of the Accounts. The Accounts are genuine, free from liens, adverse claims, set-offs, defaults, prepayments, defenses or conditions precedent of any kind or character, other than the rights of setoff provided to Lenders under the Loan Documents and other than the right of setoff in favor of Prudential Security in connection with Account No. ORV- 952251-28 held at Prudential Security. No financing statement covering any of the Accounts is on file in any public office, and Borrower has not allowed any party to perfect a security interest in any Account by control or otherwise.

                                    ARTICLE 5
                                    ---------

                              COVENANTS OF BORROWER
                              ---------------------

        To induce Lenders to enter into this Loan Agreement, Borrower covenants to Lenders as follows:

        Section 5.1 Permits; Licenses and Legal Requirements. Borrower shall comply in all material respects with and keep in full force and effect, as and when required, all permits, licenses and approvals obtained from any Governmental Authorities which are required for the continued operation and use of the Premises as a first class hotel/casino facility. Borrower shall comply in all material respects with all applicable material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities, and with all recorded restrictions affecting the Real Property.

        Section 5.2 No Change in Character of Business. At all times throughout the term of the Loan: (i) the Real Property shall be operated by Borrower; and
(ii) Borrower shall not effect a material change in the nature and character of its business as presently conducted and as presently contemplated.

        Section 5.3 Preservation and Maintenance of Properties and Assets. To the extent permitted by Sections 5.14 and 5.15, at all times throughout the term of the Loan: (i) Borrower shall operate, maintain and preserve all material rights, privileges, franchises, licenses, gaming licenses and other properties and assets necessary to conduct its business, in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder; and (ii) Borrower shall not remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of its properties and assets necessary for the continuance of its Hotel/Casino Operation, as presently conducted and as presently contemplated, other than in the normal course of Borrower's business. Borrower shall not allow any divestment of Borrower's title in a material portion of the Collateral, nor shall Borrower allow any involuntary divestment of Borrower's title in a material portion of the Collateral, unless the value of such divestment is covered by insurance or by governmental reimbursement.

        Section 5.4 Repair of Properties and Assets. To the extent permitted by Sections 5.14 and 5.15, at all times throughout the term of the Loan, Borrower shall, at its own cost and expense: (i) maintain, preserve and keep in a manner consistent with hotel and gaming casino operating practices applicable to a hotel/casino operation operating in the Reno area, its assets and properties which are utilized in its Hotel/Casino Operation, including, but not limited to, the Collateral and all FF&E leased by Borrower in good and substantial repair, working order and condition, ordinary wear and tear excepted; (ii) from time to time, make or cause to be made, all necessary and proper repairs, replacements, renewals, improvements and betterments thereto; and (iii) from time to time, make such substitutions, additions, modifications and improvements as may be necessary but so as to not impair the structural integrity and economic value of said assets and properties. All alterations, replacements, renewals, or additions made pursuant to this Section shall become and constitute a part of said assets and property and subject, inter alia, to the provisions of Section
5.3 and subject to the lien of the Deed of Trust and Financing Statements, to the extent set forth therein.

        Section 5.5 Financial Statements: Reports and Books and Records.

               (a) At all times throughout the term of the Loan, Borrower and Sands Regent shall each keep and maintain complete and accurate books and records in accordance with GAAP, consistently applied. Borrower and Sands Regent shall each permit Lenders and any authorized representatives of Lenders to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrower and Sands Regent at all reasonable times upon the giving of reasonable notice of such intent. In addition: (i) in the event that any Event of Default, or an event which upon the giving of notice or the passage of time would constitute an Event of Default occurs; or (ii) in the event of any material litigation or a material adverse change occurs in the financial condition of either Borrower or Sands Regent, then in either or both of such events Borrower and/or Sands Regent shall promptly notify Lenders of such occurrence.

        (b) Company prepared unaudited quarterly financial statements of Borrower and company prepared unaudited quarterly financial statements of Sands Regent, each including a Balance Sheet and a Statement of Profit and Loss, shall be submitted to Lenders within forty-five (45) days after the end of each Fiscal Quarter (collectively the "QUARTERLY FINANCIAL STATEMENTS"). Additionally, the Quarterly Financial Statements shall be in such a format that they can readily be reconciled to the Annual Financial Statements (which are referred to below) for the most recently completed Fiscal Year. Annual audited financial statements of the Sands Regent, prepared on a consolidated basis, and annual audited financial statements of Borrower, each including a Balance Sheet and a Statement of Profit and Loss (collectively the "ANNUAL FINANCIAL STATEMENTS") shall be submitted by Borrower to Lenders within 120 days of the end of each Fiscal Year, which Annual Financial Statements shall be certified with an unqualified opinion by Deloitte & Touche or any other firm of independent certified public accountants which are first approved by Lenders, together with a copy of the auditor's letter to management accompanying such reports, if any. Concurrently with the submission of the Annual Financial Statements such independent certified public accountants shall additionally furnish to Lenders a Compliance Certificate, in the form described hereinbelow, certifying that such independent certified public accountant has no actual knowledge of any Event of Default or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default. Within forty-five (45) days after the end of each Fiscal Quarter, Borrower shall furnish Lenders with a Compliance Certificate completed and signed by: (i) the Chief Financial Officer of Borrower declaring whether or not Borrower is in full compliance with all terms, provisions and covenants required of Borrower in this Loan Agreement; and (ii) the Chief Financial Officer of Sands Regent declaring whether or not Sands Regent is in full compliance with all terms, provisions and covenants required of Sands Regent in this Loan Agreement. A copy of such Compliance Certificate is marked Exhibit "E", affixed hereto and by this reference incorporated herein and made a part hereof.

               (c) Throughout the term of the Loan, Borrower and/or Sands Regent shall furnish to Lenders any financial information or other information bearing on the financial status of the Loan which is reasonably requested by Lenders through Agent Bank.

               (d) Internally prepared unaudited quarterly financial statements of the Patrician Joint Venture, including a Balance Sheet and a Statement of Profit and Loss, shall be submitted to Lenders within sixty (60) days after the end of each fiscal quarter of the Patrician Joint Venture and annual audited financial statements of the Patrician Joint Venture, also including a Balance Sheet and a Statement of Profit and Loss shall be submitted to Lenders within one hundred twenty (120) days after the end of each fiscal year of the Patrician Joint Venture, which annual financial statements shall be certified with an unqualified opinion by a national accounting firm which is commonly referred to as a "Big Six Accounting Firm" or any other firm of independent certified public accountants which are first approved by Lenders.

        Section 5.6 Insurance. Borrower shall obtain, or cause to be obtained, and shall maintain or cause to be maintained, at all times throughout the term of the Loan, at its own cost and expense, and shall deposit with Lenders on or before the Closing Date, policies or certified copies of policies of fire, hazard insurance with extended coverage, reasonably acceptable to Lenders, issued by a company or companies authorized to issue such insurance within the State of Nevada, insuring all buildings, improvements and contents on the Real Property in an amount equal to the maximum full insurable value of such buildings, improvements, furnishings, fixtures and equipment with property damage, public liability, and such other insurance coverage as Lenders may reasonably require. Mud and flood insurance shall be obtained to the full extent if it is required by applicable banking regulations for the insured Real Property. All policies shall provide that the insurer shall notify Lenders in writing not less than thirty (30) days prior to the cancellation of any such policy and afford Lenders the opportunity to cure any default as a result of which the policy is to be canceled. The property damage and public liability insurance policies shall name Lenders as additional insureds and shall contain minimum limits of coverage reasonably acceptable to Lenders. Certified copies of policies, or certificates thereof, shall be delivered to and held by Lenders and shall contain a Mortgagee's endorsement naming Lenders as additional loss payees.

        Section 5.7 Taxes. Throughout the term of the Loan, Borrower shall prepare and timely file all federal, state and local tax returns required to be filed by it, and Borrower shall promptly pay and discharge when due all taxes, assessments and other governmental charges or levies imposed upon it, or in respect of any of its properties and assets except such taxes, if any, as are being contested in good faith by Borrower as provided in Section 4.7 herein.

        Section 5.8 Permitted Encumbrances Only. At all times throughout the term of the Loan, Borrower shall not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint, or other judicial process and burdens of every kind and nature except the Permitted Encumbrances on or with respect to the Collateral and with respect to matters described in Section 5.7. However, with respect to all tax lien contests and all other liens involving amounts in excess of $100,000 in the aggregate, Borrower shall give written notice thereof to Agent Bank promptly following Borrower's discovery thereof.

        Section 5.9 Advances. At any time during the term of the Loan, if Borrower should fail: (i) to perform or observe; or (ii) to cause to be performed or observed, any covenant or obligation of Borrower under this Loan Agreement or any of the other Loan Documents, then Lenders, upon the giving of reasonable notice, may (but shall be under no obligation to) take such steps as are necessary to remedy any such non-performance or non-observance and provide for payment thereof. All amounts advanced by Lenders pursuant to this Section shall become an additional obligation of Borrower to Lenders secured by the Deed of Trust and other Loan Documents and shall become due and payable by Borrower on the next interest payment date after Borrower receives notice of the amount, together with interest thereon at a rate per annum equal to the Default Rate (such interest to be calculated from the date of such advancement to the date of payment thereof by Borrower).

        Section 5.10 Further Assurances. Borrower will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto or to any of the Loan Documents or the Environmental Certificate and such further documents, instruments and transfers as Lenders may require for the curing of any defect in the execution or acknowledgement hereof or in any of the Loan Documents or the Environmental Certificate, or in the description of the Real Property or other Collateral or for the proper evidencing of giving notice of each lien or security interest securing repayment of the Loan. Further, upon the execution and delivery of the Deed of Trust, each of the other Loan Documents and the Environmental Certificate and thereafter, from time to time, Borrower shall fully cooperate in causing the Deed of Trust, each of the other Loan Documents and the Environmental Certificate and each amendment and supplement thereto to be filed, registered and recorded and to be refiled, re-registered and re-recorded in such manner and in such places as may be required by Lenders, in order to publish notice of and fully protect the liens of the Deed of Trust, the other Loan Documents and the Environmental Certificate and to protect or continue to perfect the security interests created by the Deed of Trust and other Loan Documents in the Real Property and Collateral and to perform or cause to be performed from time to time any other actions required by law and execute or cause to be executed any and all instruments of further assurance that may be necessary for such publication, perfection, continuation and protection.

        Section 5.11 Indemnification. Borrower agrees to and does hereby indemnify, protect, defend and save harmless each Lender and their respective trustees, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, or demand, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Loan Agreement and the transactions contemplated herein, unless caused by: (i) the gross negligence or intentional misconduct of such Lender, its officers, agents, and employees; or (ii) the material breach of this Loan Agreement by such Lender. In case any action shall be brought against a Lender based upon any of the above and in respect of which indemnity may be sought against Borrower, such Lender shall promptly notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to such Lender, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by such Lender, such Lender shall have the right to employ separate counsel in any such action and to participate in the defense thereof, and Borrower agrees to pay a reasonable attorney's fee of any such separate counsel, which is employed due to a conflict of interest. Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless each Lender from and against any loss or liability by reason of such settlement or judgment, unless such loss or liability is caused by the gross negligence or intentional misconduct of any Lender, its officers, agents or employees, or by the material breach of this Loan Agreement by any Lender. The provisions of this Section shall survive the termination of this Loan Agreement and the repayment of the Loan. If only one or more (but less than all) of the Lenders are guilty of gross negligence, intentional misconduct or material breach of this Loan Agreement, as contemplated by this Section, such conduct shall not release Borrower from any obligation, which it would otherwise have hereunder, to indemnify those Lenders which are not guilty of such conduct.

        Section 5.12 Inspection of the Real Property. At all times during the Term Period, Borrower shall provide or cause to be provided to Lenders and any authorized representatives of Lenders, accompanied by representatives of Borrower, the reasonable right of entry and free access to the Real Property to inspect same on reasonable prior notice to Borrower.

        Section 5.13 Compliance With Other Loan Documents. Borrower shall comply with each and every term, condition and agreement contained in the Loan Documents which are applicable to Borrower.

        Section 5.14 Negative Covenants of Borrower and Sands Regent. Until the payment in full of all sums owing hereunder or under the Note, Borrower (and/or where applicable, Sands Regent) agree they will comply or cause compliance with the following Negative Covenants:

               (a) Borrower shall not consolidate with or merge into, or sell (whether in one transaction or in a series of transactions) all or substantially all of its assets to any Person without the prior written consent of Lenders.

               (b) Borrower shall not create any Subsidiaries without the prior written consent of Lenders.

               (c) Other than as set forth in Section 5.14(d)(bb) hereinbelow, Borrower shall not make or advance Distributions of any kind or character whatsoever to Sands Regent without the prior written consent of Lenders.

               (d) Other than investments which were held by Borrower prior to October 3, 1991, Borrower shall not make any investments (whether by way of loan, stock purchase, capital contribution, or otherwise) or guaranty any indebtedness other than the following:

                      (aa) Investments in: (x) obligations backed by the full faith and credit of the United States Government maturing not more than one (1) year after the date of acquisition thereof; (y) open market commercial paper issued by any corporation organized and doing business under the laws of the United States of America or any State thereof, with a maturity not in excess of nine (9) months from the date of acquisition thereof which has the highest credit rating by either Standard & Poor's Corporation or Moody's Investor Service, Inc.; (z) certificates of deposit issued by any bank, trust company or savings and loan association organized under the laws of the United States of America or any State thereof having a combined capital and surplus of not less than Thirty Million Dollars ($30,000,000.00) and maturing not more than one (1) year after the date of such acquisition thereof; (xx) short term repurchase agreements relating to obligations of the kind set forth in (a) above with commercial banks having a combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000.00);
        (yy) Investment grade (rated "A-" or better by Standard and Poors or given an equivalent rating by a commonly used bond rating institution) tax free bonds; and (zz) shares of a money market investment company registered under the Investment Company Act of 1940 investing primarily in one or more of the short term instruments in clauses (a) through (e) above and having assets in excess of One Hundred Million Dollars ($100,000,000.00).

                      (bb) Loans to Sands Regent provided that the advanced and unpaid principal amount under such Loans shall not exceed One Million Dollars ($1,000,000.00) outstanding at any one time.

                      (cc) Advances or loans to employees provided that the aggregate of such advances or loans do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) outstanding at any one time.

                      (dd) Investments received by Borrower in settlement of disputed obligations with customers or suppliers in the ordinary course of business.

                      (ee) Borrower shall be permitted to engage in, or incur obligations under, the following:

                             (aaa) Indorsement of negotiable instruments for
               deposit or collection in the ordinary course of business.

                             (bbb) Interest rate or currency swap, cap or collar
               agreements entered into by Borrower in the ordinary course of its business for hedging purposes.

                             (ccc) Surety and appeal bonds and reimbursement
               obligations for letters of credit obtained in the ordinary course of business.

               (e) Other than investments which were held by Sands Regent prior to October 3, 1991, Sands Regent shall not make any investments (whether by way of loan, stock purchase, capital contribution, or otherwise) or guaranty any indebtedness other than the following:

                      (aa) Investments in: (x) obligations backed by the full faith and credit of the United States Government maturing not more than one (1) year after the date of acquisition thereof; (y) open market commercial paper issued by any corporation organized and doing business under the laws of the United States of America or any State thereof, with a maturity not in excess of nine (9) months from the date of acquisition thereof which has the highest credit rating by either Standard & Poor's Corporation or Moody's Investor Service, Inc.; (z) certificates of deposit issued by any bank, trust company or savings and loan association organized under the laws of the United States of America or any State thereof having a combined capital and surplus of not less than Thirty Million Dollars ($30,000,000.00) and maturing not more than one (1) year after the date of such acquisition thereof; (xx) short term repurchase agreements relating to obligations of the kind set forth in (a) above with commercial banks having a combined capital and surplus of not less than One Hundred Million Dollars

        ($100,000,000.00); (yy) Investment grade (rated "A-" or better by Standard and Poors or given an equivalent rating by a commonly used bond rating institution) tax free bonds; and (zz) shares of a money market investment company registered under the Investment Company Act of 1940 investing primarily in one or more of the short term instruments in clauses (a) through (e) above and having assets in excess of One Hundred Million Dollars ($100,000,000.00).

                      (bb) Loans or capital contributions to Gulfport Subsidiaries, or either of them, in an aggregate amount not to exceed an amount which is determined by subtracting: (i) the amount of the Existing Patrician Investment; from, (ii) the Maximum Gulfport Investment; provided that such loans or capital contributions constitute Qualified Gulfport Investments.

                      (cc) Loans or capital contributions (other than Qualified Gulfport Investments) to any Person, provided that the aggregate amount advanced to all such Persons does not exceed: (i) One Million Dollars ($1,000,000.00); less, (ii) the aggregate amount of capital expenditures made, additional fixed assets acquired and capital leases entered into by Sands Regent subsequent to the Closing Date; and less, (iii) Borrower's Permissive Capital Expenditures.

                      (dd) Advances or loans to employees provided that the aggregate of such advances or loans do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) outstanding at any one time.

                      (ee) Investments received by Sands Regent in settlement of disputed obligations with customers or suppliers in the ordinary course of business.

                      (ff) Sands Regent shall be permitted to engage in, or incur obligations under, the following:

                             (aaa) Indorsement of negotiable instruments
               for deposit or collection in the ordinary course of business.

                             (bbb) Interest rate or currency swap, cap or collar
               agreements entered into by Sands Regent in the ordinary course of its business for hedging purposes.

                             (ccc) Surety and appeal bonds and reimbursement
               obligations for letters of credit obtained in the ordinary course of business.

        Section 5.15 Financial Covenants of Borrower and Sands Regent. Until the payment in full of all sums owing hereunder or under the Note, Borrower (and/or where applicable, Sands Regent) agree they will comply or cause compliance with the following Financial Covenants:

               (a) Notwithstanding the provisions contained in Section 5.3, Borrower shall not, without the prior written consent of Lenders, make capital expenditures or acquire additional fixed assets or equipment or enter into capital leases in an aggregate amount during any applicable Fiscal Year, in an amount not less than ninety percent (90%) and not more than one hundred ten percent (110%) of the total amount set forth in the Business Plan Projections, unless otherwise approved by Lenders in writing. Capital Expenditures shall only be used for the purpose of improving or maintaining the Premises and shall be measured by Lenders annually on the Borrower's fiscal year basis.

               (b) At all times during the term of the Loan, Borrower must achieve, on a rolling four quarter basis, EBITDA of at least ninety percent (90%) of the EBITDA set forth in Borrower's Business Plan Projections.

               (c) Borrower shall provide Lenders, on a quarterly basis, with a reconciliation of actual EBITDA and Capital Expenditures (with supporting calculations) as compared to the EBITDA and Capital Expenditures line items set forth in Business Plan Projections.

        Section 5.16 Suits or Actions Affecting Borrower. Throughout the term of the Loan, Borrower shall promptly advise Lenders in writing within ten (10) days of Borrower's knowledge thereof of: (i) any claims, litigation, proceedings or disputes against, or to the actual knowledge of Borrower, threatened or affecting Borrower or Sands Regent, which, if adversely determined, would have a material adverse effect on the Real Property or the business, operations, properties or financial conditions of Borrower or Sands Regent; (ii) any material labor controversy resulting in a strike against the Real Property; or
(iii) any proposal by any Governmental Authority to acquire any of the material assets or business of Borrower.

        Section 5.17 Account Analysis of Operating Accounts. In the event that the cost to Agent Bank of maintaining any operating and payroll accounts maintained by Borrower or Sands Regent at a branch of the Agent Bank during the duration of the Loan exceeds the fee and interest income earned by Agent Bank with respect to any such account, in accordance with quarterly analysis reports as prepared and submitted from time to time by Agent Bank to Borrower, then, in that event, Borrower shall reimburse Agent Bank for each such loss which is so determined.

        Section 5.18 Additional Properties. In the event that any properties which are now owned or hereafter acquired by Borrower hereafter become part of the Real Property, Borrower agrees to execute such documents or instruments as may be requested by

Lenders for the purpose of encumbering such property as additional Collateral for the Loan, which documents and instruments shall be negotiated in good faith and promptly executed by Borrower and delivered to Lenders immediately thereafter. Furthermore, Borrower agrees to give written notice to Agent Bank within ten (10) days of the date such property or portions of such property commence being used in any material respect in connection with the Hotel/Casino Operation.

        Section 5.19 Notice to State Gaming Control Board. Borrower shall make all required reports and disclosures to the Nevada State Gaming Control Board, including, but not limited to, reporting this Loan transaction as required by Regulation 8.130(2) of the Regulations of Nevada Gaming Commission and State Gaming Control Board. Lenders shall reasonably cooperate with Borrower in providing any information or signatures required in connection therewith.

        Section 5.20 Tradenames, Trademarks and Servicemarks. Borrower shall not assign or in any other manner alienate its interest in any tradenames, trademarks or servicemarks relating or pertaining to the Premises or the Hotel/Casino Operation during the term of the Loan.

        Section 5.21 Notice of Hazardous Materials. Within ten (10) days after an executive officer of Borrower obtaining actual knowledge thereof, Borrower shall immediately advise Lenders in writing of: (i) any and all enforcement, clean-up, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials (as defined in the Environmental Certificate) affecting the Real Property ("HAZARDOUS MATERIALS LAWS"); (ii) all material claims made or threatened by any third party against Borrower or the Real Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (i) and (ii) above are hereinafter referred to as "HAZARDOUS MATERIALS CLAIMS"); and (iii) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property that could cause Borrower or any part thereof to be classified as a "borderzone property" under the provisions of, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Real Property under, any Hazardous Materials Laws.

        Section 5.22 Leases and Contracts. Borrower shall not enter into any contracts or leases affecting the Real Property without the prior written consent of Lenders, other than the following:

               (a) With respect to leases, Borrower shall be entitled to enter into space leases within the Real Property so long as such space leases are with non-affiliated third parties at prevailing market rents, consistent with the Business Plan Projections, have a term of not more than five (5) years, cover no more than 5,000 square feet and are on Borrower's standard form lease which has been utilized with respect to the existing leases.

               (b) With respect to any other contracts, Borrower shall be entitled to enter into contracts without the prior written consent of Lenders so long as such contracts are with non-affiliated third parties at prevailing market rates, do not have a term longer than five (5) years, do not require expenditures by Borrower of more than $150,000 per year and are consistent with the Business Plan Projections.

With respect to the leases and contracts which Borrower is permitted to execute without the prior written consent of Lenders, Borrower agrees to provide Lenders with copies of such leases and contracts immediately upon execution thereof.

        Section 5.23 Lease Approvals. Subject to Section 5.22, Borrower shall submit to Lenders any leases of space in the Real Property which are ready for signature. The tenant and each lease shall be subject to the approval of Lenders, other than with respect to leases described in Section 5.22, which do not require prior consent of Lenders. Lenders may request such financial or other information with respect to the proposed tenant as it shall deem necessary.

        Section 5.24 Books and Records. Borrower shall keep, at its principal place of business or at the Premises, the records, books of accounting and other documents, reports and papers relating to the operation of the Real Property. Lenders shall be entitled, at any reasonable time, to inspect the Real Property, all records relating thereto, and the books and other financial records of Borrower and Sands Regent, wherever located, and Borrower shall cooperate with Lenders in enabling Lenders to accomplish such inspection and permit Lenders to make such copies as Lenders may request.

        Section 5.25 Compliance with Contracts. Borrower shall comply with the material terms of all Equipment Leases, Leases and Contracts. Borrower will not materially amend any of the Equipment Leases, Leases and Contracts without the prior written consent of Lender and will not terminate any of the Equipment Leases, Leases and Contracts or accept a surrender thereof, or waive, excuse, condone or in any manner release or discharge any party to any of the Equipment Leases, Leases and Contracts from the obligations and agreements of such party to be performed thereunder without the prior written consent of Lenders.

        Section 5.26 Title Exceptions. Borrower shall not impose any restrictive covenants, easements, rights of way or encumbrances upon the Real Property without the prior written consent of Lenders.

        Section 5.27 Lenders' Expenses. Subsequent to the Closing Date, Borrower shall pay all reasonable expenses directly or indirectly incurred in connection with the Loan and its administration and enforcement. All such fees and expenses shall be paid promptly upon the submission of statements therefor. Upon an Event of Default, Borrower shall pay all reasonable costs and expenses of any appraisal or reappraisal of the Premises as required by laws or regulations affecting Lenders.

        Section 5.28 No Further Liens. All equipment, personal property, fixtures and other property subject to the lien of the security interest granted to Lenders in the Deed of Trust shall be fully paid for by Borrower, and no security interest, lien or other encumbrance, other than that granted to Lenders and the Permitted Encumbrances, shall exist thereon.

        Section 5.29 Removal of Liens. If at any time an encumbrance, lien or charge is placed or claimed upon the Real Property, Borrower shall satisfy and remove such encumbrance, lien or charge by bonding or by other method satisfactory to Lenders or cause the Existing Title Insurance Company to provide affirmative coverage over such liens, as Lenders may require. In addition to all other rights and remedies of Lenders referred to in this Loan Agreement, if such encumbrance, lien or charge is not removed within thirty (30) days, Lenders, at their sole discretion, may pay off the same, and Borrower shall reimburse Lenders within five (5) days of Lender's demand for payment.

        Section 5.30 Notices Received. Borrower shall comply with and promptly furnish to Lenders true and complete copies of any notices pertaining to the Real Property by any governmental agency, or any other political subdivision in which the Real Property is located or which exercises jurisdiction over Borrower or the Real Property. Borrower shall promptly notify Lenders of any fire or other casualty or any notice of taking or eminent domain proceeding affecting the Real Property.

        Section 5.31 No Transfer or Further Encumbrance. So long as any amount or obligation is outstanding by Borrower to Lenders under any of the Loan Documents, Borrower will not, without the prior written consent of Lenders:

               (a) Further Encumbrance. Create, incur, assume, permit or suffer to exist, after knowledge of the existence thereof, any mortgage, deed of trust, pledge, lien, hypothecation, charge (fixed or floating), security interest or other encumbrance whatsoever on the Real Property or any of the Accounts, except the encumbrances created by and permitted by the Deed of Trust and the Loan Agreement; or

               (b) Transfer of Property. Become a party to any transaction whereby the Real Property, the Accounts or any portion thereof, or all or any substantial part of the properties, assets or undertakings of Borrower (whether legally or beneficially owned by Borrower), would become the property of any other person, whether by way of transfer, sale, conveyance, lease, sale and leaseback, or otherwise; provided, however, funds from the Accounts may be used in compliance with the Business Plan Projections; or

               (c) Transfer of Entity. Terminate, dissolve, permit or suffer any transfer of any interest in Borrower or any other action which effects a change in the ownership, structure, management, or control of Borrower, whether by way of a change in the identity of any shareholder of Borrower or change in the ownership or control of any shareholder of Borrower, by merger or otherwise; or

               (d) Use. Change the use of the Real Property; or

               (e) New Accounts. Establish any new accounts other than the Accounts, and concurrently with properly establishing any new account, Borrower shall provide a perfected first priority security interest to Lenders in a manner acceptable to Lenders, in Lenders' sole and absolute discretion.

        Section 5.32 Permits and Warranties. Promptly upon receipt of the same by Borrower, Borrower shall furnish Lenders with true and complete copies of (a) all licenses, Permits, approvals, exemptions and other authorizations required in connection with the Real Property and (b) all warranties and guaranties received from any party furnishing labor, materials, equipment, fixtures or furnishings in connection with the Real Property.

        Section 5.33 Preservation of Existence. Borrower shall preserve and maintain its corporate existence, licenses, rights, franchises and privileges in the jurisdiction of its incorporation and all authorizations, consents, approvals, orders, licenses, permits or exemptions from, or registrations or qualifications with, the State of Nevada and any governmental agency that are necessary for the transaction of its business, and qualify and remain qualified to do business in Nevada and each other jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its properties.

        Section 5.34 Year 2000 Compliant. Borrower shall perform all acts reasonably necessary to ensure that (i) Borrower, (ii) any business in which Borrower holds a substantial interest, (iii) all customers, suppliers and vendors that are material to Borrower's business, and (iv) Guarantor become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's and Guarantor's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. Borrower shall, immediately upon request, provide to Lenders such certifications or other evidence of Borrower's and Guarantor's compliance with the terms of this Section as Lenders may from time to time require.

        Section 5.35 Accounts. With respect to the Accounts, Borrower agrees to the following:

               (a) Additional Documents. Borrower shall execute and deliver such documents as Lenders reasonably deem necessary to create, perfect and continue the security interest in all Accounts.

               (b) Change of Address. Borrower shall not change its chief place of business or the place where Borrower keeps its records concerning the Accounts without first giving Lenders written notice of the address to which Borrower is moving same.

               (c) Liens. Borrower agrees not to permit any lien on the Accounts except in favor of Lenders.

               (d) Transfer. Borrower agrees not to sell, hypothecate or otherwise dispose of any of the Accounts, or any interest therein, without the prior written consent of Lenders; provided, however, funds from the Accounts may be used in compliance with the Business Plan Projections.

               (e) Records. Borrower shall keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Accounts and shall permit Lenders to inspect the same and make copies thereof at any reasonable time.

               (f) Commingle. Borrower shall not commingle the Accounts with any other property.

               (g) Withdrawal. Upon the occurrence of an Event of Default, Borrower shall have no rights whatsoever to withdraw any funds from any Account except in accordance with the Loan Documents and Lenders shall have complete dominion and control over such Accounts.

               (h) Defenses. Borrower shall ensure and take all acts which are necessary to keep the Accounts free and clear of all defenses, rights of offset and counterclaims.

                                    ARTICLE 6
                                    ---------

                                EVENTS OF DEFAULT
                                -----------------

        Section 6.1 Events of Default. Any of the following events and the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

               (a) Any representation or warranty made by Borrower pursuant to or in connection with this Loan Agreement, the Note, the Environmental Certificate, the Deed of Trust, as amended by the First Amendment to Deed of Trust, the Additional Deed of Trust, the Second Deed of Trust or any other Loan Document or in any report, certificate, financial statement or other writing furnished by Borrower in connection herewith, shall prove to be false, incorrect or misleading in any substantial and material adverse aspect as of the date when made.

               (b) Borrower shall have defaulted in the payment of any installment of principal or interest on the Note or in the payment of any other amounts due and owing under any Loan Documents, the Reimbursement Agreement or the Interest Rate Swap Agreement, for a period of five (5) days after notice thereof to Borrower from Agent Bank.

               (c) Borrower shall have defaulted in the payment of any late charge or any other amount owing under any Loan Document for a period of five
(5) days after notice thereof to Borrower from Agent Bank.

               (d) Borrower or the Sands Regent shall fail to observe or perform any term, covenant, condition or promise contained in this Loan Agreement, the Note, the Deed of Trust, as amended by the First Amendment to Deed of Trust, the Additional Deed of Trust, the Second Deed of Trust, the Reimbursement Agreement, the Interest Rate Swap Agreement or any other Loan Document or the Environmental Certificate, and such failure continues for a period of more than thirty (30) days (or such shorter or longer period as may be set out in the Loan Documents, with respect to such provision) after notice by Agent Bank of such failure.

               (e) Borrower or the Sands Regent shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to either of them or their respective debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for any substantial part of either of their property, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding against either of them.

               (f) An involuntary case or other proceeding shall be commenced against Borrower or the Sands Regent seeking liquidation, reorganization or other relief with respect to either of them or their debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for any substantial part of either of their property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

               (g) Borrower or the Sands Regent make an assignment for the benefit of their respective creditors, or either of them admits in writing its inability to pay its respective debts as they become due.

               (h) Borrower shall fail to pay when due in accordance with its terms and provisions any other Indebtedness of Borrower which failure materially impairs the security interests of Lenders and continues beyond the period of grace, if any, therefor.

               (i) The occurrence of an event of default or an event which with the lapse of time or notice or both would become an event of default under or in respect of any agreement by which Borrower is bound or which causes or permits acceleration of any obligation of Borrower under or in respect of any such agreement which occurrence materially impairs Borrower's ability to repay the Loan.

               (j) The occurrence of any Reportable Event as defined under ERISA, should occur and should continue for thirty (30) days after written notice of such determination shall have been given to Borrower by Lenders.

               (k) Entry of a judgment or injunctive order against Borrower any time after the execution of this Loan Agreement, which is not stayed, bonded, dismissed, terminated or disposed of to Lenders' satisfaction within sixty (60) days after its entry and which materially adversely affects: (i) the priority of the encumbrance and security interest granted Lenders in the Real Property; or
(ii) Borrower's right to use the Premises as a first-class hotel/casino facility.

               (l) The loss or suspension, of Borrower's unrestricted gaming license or the failure of Borrower to maintain gaming activities in the Hotel/Casino Operation other than on account of force majeure at least to the same general extent as is presently conducted thereon for a period in excess of thirty (30) consecutive days.

               (m) Any of the Loan Documents or the Environmental Certificate, for any reason other than: (i) the agreement of Lenders; (ii) the payment in full of all sums secured by the Deed of Trust, including, without limitation, the Loan; or (iii) in accordance with the terms thereof, shall cease to provide for any material rights or remedies which are contemplated thereby (such materiality to be determined, by Lenders in good faith, with reference to the aggregate rights and remedies provided by the Loan Documents, the Environmental Certificate and applicable law).

               (n) The Board of Directors of Sands Regent shall fail to include at least one member of the Cladianos Family.

               (o) The Cladianos Family shall fail to have or retain beneficial ownership (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of at least ten percent (10%) of the outstanding voting stock of Sands Regent.

               (p) Any person or group of person (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the Cladianos Family, or a member of the Cladianos Family, shall acquire or retain beneficial ownership (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of twenty percent (20%) or more of the outstanding voting stock of Sands Regent.

               (q) Borrower ceases to be a wholly owned subsidiary of Sands Regent.

        Section 6.2 Default Remedies. Upon the occurrence of any Event of Default, Lenders may, at their option, without any further notice or demand, declare the unpaid balance of the Note, together with interest thereon and all other amounts owing under the Loan Documents, to be fully due and payable, and the obligation to lend will automatically terminate, and may, at their option, exercise any or all of the following remedies:

               (a) Lenders may declare all outstanding unpaid Indebtedness hereunder and under the Note and other Loan Documents together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind.

               (b) In addition to all rights of setoff or lien against any monies, securities or other property of Borrower given to Lenders by law, Lenders will have a right of setoff against all monies, securities and other property of Borrower now or hereafter in the possession of or on deposit with Lenders whether held in a general or special account or deposit or for safekeeping or otherwise; and every such right of setoff may be exercised without demand upon or notice to Borrower. No right of setoff shall be deemed to have been waived by any act or conduct on the part of Lenders, or by any neglect to exercise such right of setoff, or by any delay in doing so; and every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Lenders.

               (c) Any and all remedies available to Lenders under the Loan Documents.

               (d) Any other remedies available to Lenders at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrower under this Loan Agreement.

        For the purpose of carrying out this Section and exercising these rights, powers and privileges, provided that there is an Event of Default then existing, Borrower hereby irrevocably constitutes and appoints Lenders as its true and lawful attorneys-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this Section in the name and on behalf of Borrower.

        Section 6.3 Application of Proceeds. All payments and proceeds received and all amounts held or realized from the sale or other disposition of the Collateral at a foreclosure sale or other foreclosure proceeding shall be applied in the following order of priority:

               (a) First, to the payment of all fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by Lenders, their agents or representatives in connection with the realization upon any of the Collateral.

               (b) Next, to the payment in full of any other amounts then due under this Loan Agreement, the Deed of Trust, or any other Loan Documents (other than the Note).

               (c) Next, to the balance of interest remaining unpaid on the Note.

               (d) Next, to the balance of principal remaining unpaid on the Note.

               (e) Next, the balance, if any, of such payments or proceeds to whomever may be legally entitled thereto.

        Section 6.4 Notices. In order to entitle Lenders to exercise any remedy available hereunder, it shall not be necessary for Lenders to give any notice, other than such notice as may be required expressly herein.

        Section 6.5 Agreement to Pay Attorney's Fees and Expenses. Upon the occurrence of an Event of Default, as a result of which Lenders shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrower contained herein, Borrower shall, on demand, pay to Lenders the reasonable fees of such attorneys and such other expenses so incurred by Lenders.

        Section 6.6 No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

        Section 6.7 Licensing of Lenders. Upon the occurrence and during the continuance of an Event of Default hereunder or under any of the Loan Documents, if it shall become necessary, or in the opinion of Lenders reasonably advisable, for an agent, receiver or other representative of Lenders to become licensed under the provisions of the laws of the State of Nevada, or rules and regulations adopted pursuant thereto, as a condition to receiving the benefit of any Collateral encumbered by the Deed of Trust or other Loan Documents for the benefit of Lenders or otherwise to enforce their rights hereunder, Borrower does hereby give its consent to the granting of such license or licenses and agrees to execute such further documents as may be required in connection with the evidencing of such consent.

        Section 6.8 Exercise of Rights Subject to Applicable Law. All rights, remedies and powers provided by this Article 6 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of any Governmental Authority and all of the provisions of this Article 6 are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Loan Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

                                    ARTICLE 7
                                    ---------

                      DAMAGE, DESTRUCTION AND CONDEMNATION
                      ------------------------------------

        Section 7.1 No Abatement of Payments. If all or any part of the Collateral shall be materially damaged or destroyed, or if title to or the temporary use of the whole or any part of any of the Collateral shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by Borrower hereunder or under the Note, and Borrower shall continue to be obligated to make such payments.

        Section 7.2 Distribution of Capital Proceeds Upon Occurrence of Fire, Casualty or Condemnation. All monies received from fire, flood and hazard extended insurance policies covering any of the Collateral or from condemnation or similar actions in regard to said Collateral, shall be paid directly to Agent Bank. In the event the amount paid to Agent Bank is equal to or less than One Million Dollars ($l,000,000), such amount shall be paid to Borrower, unless an Event of Default shall have occurred hereunder and is continuing, for the purpose of repairing, replacing or reimbursing of Borrower for the cost of repairing or replacing the property destroyed or condemned. In the event the amount paid to Agent Bank exceeds Eight Million Dollars ($8,000,000), then such amount may be applied by Lenders to reduce the outstanding balance of the Loan in such order as Lenders may determine, or at the option of Lenders, the entire amount so collected, or any part thereof, may be released to Borrower for repair or replacement of the property destroyed or condemned or to reimburse Borrower for the costs of such repair or replacement incurred prior to the date of such release. In the event the amount paid to Agent Bank is greater than One Million Dollars ($1,000,000), but not more than Eight Million Dollars ($8,000,000) then, at the option of Borrower, unless an Event of Default has occurred hereunder and is continuing, in which case at the option of Lenders, such amount may be applied by Lenders to reduce the outstanding balance of the Loan in such order as Lenders may determine, or the entire amount so collected, or any part thereof, may be released to Borrower for repair, replacement or reimbursement of Borrower for the property destroyed or condemned or to reimburse Borrower for the costs of such repair or replacement incurred prior to the date of such release. In the event Lenders elect to, or are required to, release all or a portion of the collected funds to Borrower for such repair or replacement of the property destroyed or condemned, such release of funds shall be made in accordance with the following terms and conditions:

               (a) The repairs, replacements and rebuilding shall be made in accordance with plans and specifications to be reasonably approved by Lenders and in accordance with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities.

               (b) Borrower shall provide Lenders with a detailed estimate of the costs of such repairs or restorations.

               (c) Borrower must satisfy Lenders that after the repair, replacement or rebuilding is completed, the value of the substituted Collateral, as determined by Lenders in their reasonable discretion, will not be materially less than the most recent value of the Collateral prior to the occurrence of the event occasioning the repair, replacement or rebuilding as determined by Lenders pursuant to the Loan Agreement.

               (d) In Lenders' sole reasonable opinion, any such funds will be sufficient to pay all costs of repair or replacement of the property destroyed or condemned; or if such funds will not be sufficient, Borrower must deposit additional funds with the Agent Bank, sufficient to pay such additional costs of repairing or replacing the property destroyed or condemned.

               (e) Borrower must first deliver to Lenders a construction contract for the work of repair or replacement in form and content reasonably acceptable to Lenders with a contractor reasonably acceptable to Lenders.

               (f) Lenders in their reasonable discretion must have determined that after the repair or replacement is completed, the Hotel/Casino Operation will produce income sufficient to pay all costs of operations and maintenance of the Real Property with a reasonable reserve for repairs, and service all debts secured by the Real Property.

               (g) No Event of Default shall have occurred and be continuing hereunder and no event shall have occurred and be continuing which with notice and/or lapse of time would constitute an Event of Default hereunder.

               (h) Before commencing any such work, Borrower shall, at its own cost and expense, have furnished Lenders with appropriate endorsements, if needed, to the fire insurance policy which Borrower is then presently maintaining to cover all of the risks reasonably expected to occur and commonly insured against under similar circumstances during the course of such work.

               (i) Such repair or replacement shall have been commenced by Borrower within one hundred twenty (120) days after: (i) settlement shall have been made with the insurance companies; (ii) all the necessary governmental approvals shall have been obtained; and (iii) the approvals of Lenders which are required under this Section. Such repair and replacement shall be completed within a reasonable time, free and clear of all liens and encumbrances (except Permitted Encumbrances) so as not to interfere with the lien of the Deed of Trust.

                                    ARTICLE 8
                                    ---------

                               GENERAL CONDITIONS
                               ------------------

        The following conditions shall be applicable throughout the term of this Loan Agreement:

        Section 8.1 Failure to Exercise Rights. Nothing herein contained shall impose upon Lenders or Borrower any obligation to enforce any terms, covenants or conditions contained herein. Failure of Lenders or Borrower, in any one or more instances, to insist upon strict performance by Borrower or Lenders of any terms, covenants or conditions of this Loan Agreement or the other Loan Documents shall not be considered or taken as a waiver or relinquishment by Lenders or Borrower of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrower or Lenders with all the terms, covenants and conditions of this Loan Agreement and the other Loan Documents. The consent of Lenders or Borrower to any act or omission by Borrower or Lenders shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Lenders' or Borrower's consent to be obtained in any future or other instance.

        Section 8.2 Successors and Assigns. All of the terms, covenants, warranties and conditions contained in this Loan Agreement shall be binding upon and inure to the parties hereto and their respective successors and assigns.

        Section 8.3 Notices. Unless otherwise indicated differently, all notices, payments, requests, reports, information or demand which any party hereto may desire or may be required to give to any other party hereunder shall be in writing and shall be personally delivered or sent by telegram, telex, telecopier or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or such other address as any party shall hereafter inform the other party hereto by written notice given as aforesaid; provided, however, notices to Lenders requesting disbursements of the Loan proceeds need not be sent by registered or certified United States mail:

               If to Borrower:              Zante, Inc.
                                            345 N. Arlington Ave.
                                            Reno, Nevada 89501
                                            Attn:  Mr. Dave Wood
                                            Facsimile:  (702) 348-6241

               with a copy to:              Kolesar & Leatham, CHTD.
                                            Norwest Bank Center
                                            3320 West Sahara Avenue, Suite 380
                                            Las Vegas, NV 89102
                                            Attn:  Nile Leatham, Esq.
                                            Facsimile:  (702) 392-9472

               If to Lenders,
               c/o Agent Bank:              Wells Fargo Bank, National
                                            Association
                                            333 South Grand Avenue
                                            Los Angeles, CA 90071
                                            Attn: Mr. Art Brokx
                                            Facsimile: (213) 253-5913

               With a copy to:              Pillsbury Madison & Sutro LLP
                                            725 South Figueroa Street
                                            Suite 1200
                                            Los Angeles, CA 90017
                                            Attn:  Robert L. Morrison, Esq.
                                            Facsimile: (213) 629-1033

All notices, payments, requests, reports, information or demands so given shall be deemed effective when sent, or, if mailed, upon receipt or the expiration of the fifth (5th) day following the date of mailing, whichever occurs first, except that: (a) any notice of change of address shall be effective only upon receipt by the party to whom said notice is addressed; and (b) notices sent to the Agent Bank by Borrower pursuant to Article 2 which shall be deemed effective upon actual receipt (regardless of how such notice is sent).

        Section 8.4 Modification in Writing. This Loan Agreement is the entire agreement between the parties and supersedes all prior agreements whether written or oral with respect to the subject matter hereof, including, but not limited to, the Commitment Letter and any term sheets furnished by Lenders to Borrower. Neither this Loan Agreement nor any provision herein may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each of the Lenders, the Agent Bank and Borrower, except as provided by Section 8.11.

        Section 8.5 Incorporation of Terms. Borrower agrees that the Note shall be made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Loan Agreement to the same extent and effect as if fully set forth in and made a part of the Note, and Borrower and Lenders agree that this Loan Agreement is made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in the Note to the same extent and effect as if fully set forth herein and made a part of this Loan Agreement, until this Loan Agreement is terminated by the repayment to Lenders of all principal, interest and other sums and expenses due and owing on the Note. If any provisions in this Loan Agreement are inconsistent with the provisions of any of the other Loan Documents, this Loan Agreement shall control.

        Section 8.6 Other Agreements. If the terms of any documents, certificates or agreements delivered in connection with this Loan Agreement are inconsistent with the terms of the Loan Documents, Borrower shall use its best efforts to amend such document, certificate or agreement to the satisfaction of Lenders to remove such inconsistency.

        Section 8.7 Counterparts. This Loan Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

        Section 8.8 Rights, Powers and Remedies are Cumulative. None of the rights, powers and remedies conferred upon or reserved to Lenders or Borrower in this Loan Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by Lenders or Borrower in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, powers and remedies given to Lenders or Borrower herein. The exercise of any right or partial exercise thereof by Lenders or Borrower shall not preclude the further exercise thereof and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Lenders, as the case may be.

        Section 8.9 Continuing Representations. All agreements, representations and warranties made herein shall survive the execution and delivery of this Loan Agreement, the making of the Loan hereunder and the execution and delivery of the Note.

        Section 8.10 Assignment of Loan Documents by Borrower. Borrower may not assign any of its right, title or interest in the Loan Documents and the Loan, nor may Borrower delegate any of its obligations and duties under the Loan Documents and the Loan, except as expressly provided herein. Any attempted assignment or delegation in contravention of the foregoing shall be null and void.

        Section 8.11 Action by Lenders. Whenever Lenders shall have the right to make an election, or to exercise any right, or their consent shall be required for any action under this Loan Agreement or the Loan Documents, then such election, exercise or consent shall be given or made for all Lenders by Wells Fargo Bank, National Association, acting as Agent Bank. Notices, reports and other documents required to be given by Borrower to Lenders hereunder may be given by Borrower to Agent Bank on behalf of Lenders and the delivery to Agent Bank shall constitute delivery to Lenders. In the event any payment or payments are received by a Lender other than Agent Bank, Borrower consents to such payments being shared and distributed pursuant to Section 10.04 of the Agency Agreement, which reads, in its entirety, as follows:

                   "10.04. Co-Lenders agree not to accept any
               payments, proceeds and/or collections directly from Borrower in connection with the Loan Documents (or any third party except from Agent Bank) including an exercise of the right of setoff (with the amount which is so accepted or received by set off being hereinafter referred to as the "COLLECTED AMOUNT") unless such receiving Co-Lender immediately forwards such Collected Amount to Agent Bank for application and distribution in accordance with the terms of this Agency Agreement or, if such Collected Amount cannot be forwarded to Agent Bank, such sharing Co-Lender shall purchase such portion of the interests of other Lenders as may be necessary to achieve a pro rata sharing with each of the Lenders in the Loan so that each Lender's proportionate interest shall remain the same as they were prior to the receipt of such Collected Amount. It is provided, however, that if any Lender which has forwarded such Collected Amount to Agent Bank or which has purchased such portion of the Participation Interests (the "COLLECTING LENDER") is subsequently required to return the Collected Amount to Borrower or to the third party from whom it was received, then, in that event, each of the Lenders which have received a share of the Collected Amount (or which have had a portion of their Participation Interest purchased) shall reimburse the Collecting Lender for their proportionate share of the amount which the Collecting Lender is required to return (and be deemed to repurchase any corresponding participation purchased from them by the Collecting Lender), together with their respective pro rata shares of interest thereon if the Collecting Lender also is required to pay interest on the amount so returned. Any losses on the Loan shall be shared by Lenders in accordance with their Participation Interests."

        Section 8.12 Time of Essence. Time shall be of the essence of this Loan Agreement.

        Section 8.13 Governing Law. This agreement is in all respects to be governed by the laws of the State of Nevada and if any action is taken to enforce the terms of this Loan Agreement such action shall be commenced and maintained within the State of Nevada.

        Section 8.14 No Joint Venture. In no event shall Lenders be deemed or construed to be joint venturers or partners of Borrower.

        Section 8.15 Severability of Provisions. In the event any one or more of the provisions contained in this Loan Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        Section 8.16 Cumulative Nature of Covenants. All covenants contained herein are cumulative and not exclusive of each other covenant. Any action allowed by any covenant shall be allowed only if such action is not prohibited by any other covenant.

        Section 8.17 Costs to Prevailing Party. If any action or proceeding is brought by any party against any other party under this Loan Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

        Section 8.18 Loan Documents. The Loan Documents may be held in the name of Wells Fargo Bank, National Association, its successors and assigns, as the agent of all Lenders hereunder pursuant to the terms of the Agency Agreement.

        Section 8.19 Assignment and Participations. Each Lender shall have the right to enter into participation agreements with any Person with respect to the Participation Interest held by it, and/or sell or grant participations in such Participation Interest to other Persons, but such participations, sales or grants shall not affect the rights and duties of Lenders hereunder vis-a-vis Borrower. Upon any sale or assignment of a direct interest in the Loan and the Note (rather than merely a participation) to any other Person, such Person shall be, and be deemed to be, a Lender for all purposes of the Loan Documents, and each such Lender hereby agrees to be bound by the Loan Documents, without the necessity of executing any amendment or modification of this Loan Agreement or any other Loan Document; provided, however, Borrower agrees to execute any documentation deemed necessary or convenient by Agent Bank relating to any such sale or assignment, including, without limitation amendments to the Loan Documents. No such sale or assignment of a direct interest in the Loan and the Note may be made without the consent of Agent, which consent shall not be unreasonably withheld. Without notice to Borrower, Lenders may disclose to any prospective purchaser of the Loan, and of any securities issued or to be issued by Lenders and to any prospective or actual pur chaser of any participation or other interest in the Loan or any other loans made by Lenders to Borrower (whether under this Loan Agreement or otherwise) any financial or other information, data or material in Lenders' possession relating to Borrower, the Loan or the Real Property.

               Section 8.20 Exhibits Attached. Exhibits are attached hereto and incorporated herein and made a part hereof as follows:

               Exhibit A - Lenders' Proportions in Loan

               Exhibit B - Note

               Exhibit C - Real Property

               Exhibit D - Equipment Leases and Contracts

               Exhibit E - Compliance Certificate

               Exhibit F - Tenant Leases

               Exhibit G - Business Plan Projections

               Exhibit H - Accounts

        Section 8.21 No Partnership; Indemnity. Lenders shall not be deemed to be a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Borrower in connection with the Loan or any action taken under this Loan Agreement. Lenders' activities in connection with the Loan shall not be "outside the scope of the activities of a lender of money", and Lenders do not intend to ever assume any responsibility to any person for the quality or safety of the Real Property. Lenders shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower. Borrower shall indemnify, hold Lenders harmless and defend Lender from and against any and all loss, cost, damage, expense or liability, including reasonable attorneys' fees, arising out of or resulting from such a construction of the parties and their relationship or resulting from any actual or alleged defect in the construction of the Real Property. The provisions of this Section shall survive payment of the Loan.

        Section 8.22 Confirmation of Obligations. As of the date hereof and subject to the terms of this Loan Agreement, Borrower confirms, ratifies and restates all its obligations, representations and warranties under the Loan Documents, and agrees to pay the indebtedness evidenced by the Loan Documents according to the terms and provisions thereof. Subject to the terms of this Loan Agreement, all of the terms, covenants and provisions of the Loan Documents shall remain in full force and effect. Without limiting the generality of the foregoing, Borrower hereby expressly acknowledges and agrees that Borrower does not have any offsets, claims or defenses whatsoever against any of its obligations under the Loan Documents. Any references to any of the Loan Documents contained in the Loan Documents shall mean and include the Loan Documents, as modified by this Loan Agreement. To the extent any of the provisions set forth in this Loan Agreement are inconsistent with any of the provisions of the Loan Documents, the provisions of this Loan Agreement shall control.

        Section 8.23 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS LOAN AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS LOAN AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        Section 8.24 Setoff. In addition to any rights and remedies of the Agent Bank provided by law, if any Event of Default exists, Agent Bank is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Agent Bank or any of the Lenders to or for the credit or the account of Borrower including specifically, without limitation, those certain accounts listed in Exhibit "H" attached hereto (the "ACCOUNTS"), against any and all obligations of Borrower under the Loan, now or hereafter existing, irrespective of whether or not the Agent Bank shall have made demand under this Loan Agreement or any Loan Document and although such amounts owed may be contingent or unmatured. Agent Bank agrees promptly to notify the Borrower (and Agent Bank shall promptly notify each Lender) after any such setoff and application made by Agent Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent Bank under this Section 8.24 are in addition to the other rights and remedies which Agent Bank and Lenders may have.

        IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed as of the day and year first above written.

BORROWER:

ZANTE, INC., a Nevada corporation

By:  /s/ DAVID R. WOOD
    -----------------------------
Name:  David R. Wood
       --------------------------
Title: Exec. V.P. and CFO
       --------------------------

By:
    -----------------------------
Name:
       --------------------------
Title:
       --------------------------

LENDERS:

WELLS FARGO BANK,                           THE SUMITOMO BANK, LIMITED
NATIONAL ASSOCIATION

By: /s/ ART BROKY                           By: /s/ H.W. REDDING
   ----------------------------                --------------------------
Name:  Art Broky                            Name: H.W. Redding
       ------------------------                   -----------------------
Title: VP                                   Title: V.P. & Mgr.
       ------------------------                    ----------------------

By:                                         By:    [SIG]
   ----------------------------                --------------------------
Name:                                       Name:  [Sig]
       ------------------------                   -----------------------
Title:                                      Title: [Title]
       ------------------------                    ----------------------

        The undersigned is executing this Loan Agreement as of the 31st day of January, 1998 with respect to the covenants set forth in Sections 5.14 and 5.15 hereof.

                                            THE SANDS REGENT,
                                            a Nevada corporation

                                            By: /s/ DAVID R. WOOD
                                                ------------------------
                                            Name:  David R. Wood
                                                  ----------------------
                                            Title: Exec. V.P. & CFO
                                                   ---------------------

                                            By:
                                                ------------------------
                                            Name:
                                                  ----------------------
                                            Title:
                                                   ---------------------

                                    EXHIBIT A
                                    ---------

                               LOAN PARTICIPATIONS



                                            AMOUNT OF                  PERCENTAGE OF LOAN
         NAME OF LENDER                   PARTICIPATION                    TO BORROWER
==============================================================================================
Wells Fargo Bank,                        $ 4,696,694.18                     42.79448%
National Association

The Sumitomo Bank, Limited               $ 6,278,305.82                     57.20552%
                                         --------------                     ---------
TOTAL:                                   $10,975,000.00                    100.00000%


                                    EXHIBIT B
                                    ---------

                             FORM OF PROMISSORY NOTE

                                   EXHIBIT C-1
                                   -----------

                   LEGAL DESCRIPTION OF HOTEL/CASINO PROPERTY

                                   EXHIBIT C-2
                                   -----------

                        LEGAL DESCRIPTION OF PARKING LOTS

                                   EXHIBIT C-3
                                   -----------

               LEGAL DESCRIPTION OF AUSTIN ARMS APARTMENT BUILDING

                                   EXHIBIT C-4
                                   -----------

                     LEGAL DESCRIPTION OF PERSONNEL BUILDING

                                   EXHIBIT C-5
                                   -----------

                         LEGAL DESCRIPTION OF RESIDENCE

                                    EXHIBIT D
                                    ---------

                         EQUIPMENT LEASES AND CONTRACTS

                                    EXHIBIT E
                                    ---------

                         FORM OF COMPLIANCE CERTIFICATE


TO:     Wells Fargo Bank, National Association
        333 South Grand Avenue
        Los Angeles, CA 90071

ATT'N: Mr. Art Brokx, Vice President  Loan No. 9938418084

                             COMPLIANCE CERTIFICATE
                             ----------------------

        A. Non-Exempt Encumbrances (Section 5.8): Describe each mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint or other judicial process, if any, other than Permitted Encumbrances to which the Collateral has been subject (other than taxes being disputed in good faith in accordance with Sections 4.7 and 5.7).

        B. Financial Covenants (Section 5.14): Attach on a separate sheet each financial covenant calculation required under Section 5.14 and state whether or not Borrower is in compliance with each covenant therein set forth and if not, the basis of such non-compliance.

        C. Additional Properties (Section 5.17): State whether or not any of the additional properties described in Section 5.17 are being used in any manner in connection with the Hotel/Casino Operation and, if so, describe in detail the manner in which such additional properties are so used.

        D.     Control of Sands Regent and of Borrower (Section 6.1):
               State whether there is at least one member of the Cladianos Family on the Board of Directors of Sand Regent and then name the member of the Cladianos Family which holds such position. State the percentage of the outstanding voting stock of Sands Regent in which the Cladianos Family retains beneficial ownership (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended). State whether any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) hold beneficial ownership of 20% or more of the outstanding voting stock of Sands Regent, to the knowledge of Borrower. Also, state whether any shares of the Capital Stock of Borrower are owned by any person or entity other than Sands Regent.

        The undersigned, being the Chief Financial Officer of ZANTE, INC., a Nevada corporation, hereby certifies to WELLS

FARGO BANK, NATIONAL ASSOCIATION, and THE SUMITOMO BANK, LIMITED ("LENDERS") that the information and calculations set forth above are true and correct and that as of the ____ day of ____________, 199_, Zante, Inc., a Nevada corporation, (is) (is not) in full compliance with the terms, covenants and provisions contained in that certain Loan Agreement dated the ____ day of __________, 1998, executed by and among the Lenders above-named and Zante, Inc., a Nevada corporation.

        The defaults or non-compliance, if any, consist of the following:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        DATED this _____ day of ______________, 19__.



                                                       -----------------------
                                                       Chief Financial Officer

                                    EXHIBIT F
                                    ---------

                                  TENANT LEASES

                                    EXHIBIT G
                                    ---------

                            BUSINESS PLAN PROJECTIONS

                                    EXHIBIT H
                                    ---------

                                    ACCOUNTS

                    AMENDED AND RESTATED TERM PROMISSORY NOTE
                    -----------------------------------------


$10,975,000.00                                                 January 31, 1998


        THIS AMENDED AND RESTATED TERM PROMISSORY NOTE ("NOTE") is dated as of January 31, 1998 and is entered into by ZANTE, INC., a Nevada corporation ("MAKER") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION and THE SUMITOMO BANK, LIMITED (collectively "LENDERS") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative and collateral agent for Lenders ("AGENT BANK") and amends and restates that certain Term and Revolving Credit Promissory Note dated March 31, 1993 as such note may have been amended from time to time. All undefined but capitalized terms used herein shall have the same meaning as set forth in that certain Amended and Restated Loan Agreement ("LOAN AGREEMENT") dated of even date herewith and entered into by and among Maker, The Sands Regent, a Nevada corporation ("GUARANTOR") and Lenders.

        FOR VALUE RECEIVED, Maker promises to pay to the order of Lenders by wire transfer of immediately available funds to the main offices of Agent Bank pursuant to the following wiring instructions:

                      Wells Fargo Bank, N.A.
                      201 3rd Street, 8th Floor
                      San Francisco, CA 94103
                      ABA 121-000-248
                      Acct. 4584702047
                      Ref: WFBCORP/SYDIC/ZANTE, INC.

in lawful money of the United States of America, the original principal sum not to exceed TWENTY-THREE MILLION SIX HUNDRED NINE THOUSAND FIVE HUNDRED SIXTEEN AND 00/100 DOLLARS ($23,609,516.00), having an outstanding principal balance as of February 1, 1998 of $10,975,000, together with interest on the outstanding and unpaid balance of said principal sum, which interest shall accrue at an annual rate, or rates, hereinafter collectively referred to as the "NOTE RATE". The Note Rate shall be determined as more particularly set forth below. Interest shall commence accruing at the Note Rate on February 1, 1998 and shall continue to accrue at the rates provided for herein until the entire principal balance under this Note has been fully paid.

        Payment under the Loan shall be paid in the following manner ("FIXED MONTHLY PAYMENT AMOUNT"):

        (1) For the period beginning February 1, 1998 through January 31, 1999, on the first day of each and every month, Maker shall make equal monthly payments in the amount of One Hundred Twelve Thousand Dollars ($112,000) per month.

        (2) For the period beginning February 1, 1999 through and including the Maturity Date, on the first day of each and every month, Maker shall make payments in the amount equal to the greater of (a) all accrued and unpaid interest on the outstanding principal balance of the Loan (other than the Differential Amount (as defined below) unless required hereunder) or (b) One Hundred Twenty Thousand Dollars ($120,000) per month.

        Interest shall accrue on the outstanding principal balance of the Loan as follows ("INTEREST AMOUNT"):

        (1) For the period beginning February 1, 1998 through January 31, 1999, the unpaid but outstanding principal balance of the Loan shall accrue interest at the per annum rate equal to the Reference Rate plus one and one-half percent (1.5%) per annum; provided, however, the interest rate shall not exceed under any circumstances eleven percent (11%) per annum.

        (2) For the period beginning February 1, 1999 through and including the Maturity Date, the unpaid but outstanding principal balance of the Loan shall accrue interest at the per annum rate equal to the Reference Rate plus two and one-half percent (2.5%) per annum; provided, however, the interest rate shall not exceed under any circumstances fourteen percent (14%) per annum.

        The difference between the Fixed Monthly Payment Amount and the Interest Amount, if any, shall be applied against the outstanding principal balance of the Loan and shall serve to reduce the outstanding principal balance of the Loan. In the event that a shortfall exists between the Fixed Monthly Payment Amount and the Interest Amount, such shortfall shall be paid immediately upon demand by Maker to Lenders in accordance with the terms of this Note and the Loan Agreement.

        In addition to the Fixed Monthly Payment Amount, Maker shall pay to Lenders ("SEMI-ANNUAL PRINCIPAL REDUCTION") semi-annually on June 30 and December 31 of each calendar year ("SEMI-ANNUAL PAYMENT DATE") of the term of the Loan, one hundred percent (100%) of available cash and cash equivalents accumulated or held by Maker in excess of Five Million Five Hundred Thousand Dollars ($5,500,000). In determining the amounts accumulated or held by Maker in excess of Five Million Five Hundred Thousand Dollars ($5,500,000), such calculation shall be based on the average for the thirty (30) days prior to each such Semi-Annual Payment Date, with such Semi-Annual Principal Reduction made by Maker to Lenders hereunder to be applied by Lenders to the outstanding unpaid principal balance of the Loan and shall serve to reduce the principal balance of the Loan.

        Maker and Lenders acknowledge and agree that for the period of July 1, 1997 through and including January 30, 1998, interest accrued at the rate equal to the Reference Rate plus three percent (3%) per annum (the "ACCRUAL RATE") while the Maker was only required to pay interest at the rate equal to the Reference Rate plus three-fourths percent (.75%) per annum (the "PAY RATE"). The existing interest differential between the Pay Rate and the Accrual Rate shall be deemed added to the outstanding principal balance of the Loan and shall be required to be repaid by Maker to Lenders on or prior to the Maturity Date; provided, however, in the event Maker performs all of its obligations under the Loan Documents and timely repays all amounts due and owing to Lenders under the Loan Documents, on or prior to the Maturity Date, such differential amount (the "DIFFERENTIAL AMOUNT") shall be forgiven by Lenders and Maker shall not be required to pay such differential amount.

        The outstanding principal amount due hereunder, together with all accrued and unpaid interest thereon, and all other costs, sums and expenses due hereunder, shall be immediately due and payable on the Maturity Date.

        A.     GENERAL PROVISIONS.

        1. Borrowings. All borrowings hereunder shall be made in accordance with the terms, provisions and procedures set forth in the Loan Agreement.

        2. Setting and Notice of Rates. The applicable Reference Rate shall be determined by Agent Bank, and notice thereof shall be given promptly to Maker upon calculation. Each determination of the applicable Reference Rate shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.

        3. Interest Computation. Interest shall be computed for the actual number of days elapsed, during a period for which interest is calculated, on the basis of a 360-day year.

        4. Security. This Note is secured by, among other things, the Deed of Trust, as amended by the First Amendment to Deed of Trust, the Additional Deed of Trust, the Second Deed of Trust and other Collateral as more fully described in the Loan Agreement.

        5. Acceleration. Maker promises and agrees that if any Event of Default shall occur and be continuing, the whole sum of principal and interest on this Note which shall then remain unpaid shall, at the option of Lenders, become forthwith due and payable, although the time of maturity as expressed herein shall not have arrived. In the event of the occurrence of an Event of Default, all sums thereafter received shall be applied (i) first, to the payment of all fees, costs, expenses and advances made by Lenders towards satisfaction of Maker's obligations under the Loan Documents (including reasonable attorney's fees and expenses) incurred by Lenders, their agents or representatives in connection with the collection of all sums due under the terms of this Note and/or the realization upon any Collateral securing repayment hereof, (ii) secondly, to the payment of interest then due, and (iii) thirdly, to the reduction of the principal sum, and (iv) fourthly, to Maker.

        6. Default Rate. If any payment due hereunder is not paid within ten
(10) days following the date it becomes due, the total of the unpaid balance of principal and the then accrued unpaid interest shall, at the option of Lenders, collectively and immediately without further notice to Maker commence accruing interest at an annual rate equal to the Reference Rate plus three percent (3%) per annum added to such Reference Rate until such time as all payments and additional interest are paid, together with the curing of any other Event of Default which may have occurred, at which time the interest rate shall revert to the Note Rate.

        7. Costs and Fees. In the event of the occurrence of an Event of Default, the undersigned agrees to pay all costs of collection, including reasonable attorney's fees incurred by Lenders in connection therewith, in addition to and at the time of such sum of money and/or the performance of such acts as may be required to cure such Event of Default. In the event legal action is commenced for the collection of any sums owing hereunder, the undersigned agrees that any judgment issued as a consequence of such action against the Maker hereof shall bear interest at an annual rate equal to the Reference Rate plus three percent (3%) per annum added to such Reference Rate until fully paid.

        8. Late Charges. If any payment due hereunder is not paid within ten
(10) days following the date it becomes due, Maker promises to pay a late charge or collection charge in the amount of one percent (1%) of the amount of the payment not so paid.

        9. Loan Agreement. This Note is issued under and subject to the terms, covenants and conditions of the Loan Agreement, which is by this reference incorporated herein and made a part hereof.

        10. Prepayments. The prepayment provisions of the Loan Agreement are incorporated herein by this reference.

        11. Increased Costs. If after the date hereof the adoption of, or any change in, any applicable law, rule or regulation (including without limitation Regulation D of the Board of Governors of the Federal Reserve System and any successor thereto), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

               A. Shall impose, modify or deem applicable any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capitalization or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

               B. Shall impose on any Lender any other condition affecting the loan evidenced hereby, this Note or such Lender's obligation to make the loan evidenced hereby;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, to impose a cost on) such Lender of making or maintaining the loan evidenced hereby or to reduce the rate of return on the loan evidenced hereby or the amount of any sum received or receivable by such Lender under this Note, then within ten (10) days after demand by such Lender (which demand shall be accompanied by a certificate setting forth in reasonable detail the basis of such demand), the Maker shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, such costs which may be imposed upon such Lender) or such reduction in the rate of return or of any sum received or receivable under this Note. Each Lender agrees to use its best efforts to minimize such increased or imposed costs or such reduction.

        B. DEFINITIONS. When used herein the following terms shall have the following meaning:

        Additional Deed of Trust shall mean the "Additional Deed of Trust" as that term is defined in the Loan Agreement.

        Collateral shall mean the "Collateral" as that term is defined in the Loan Agreement.

        Deed of Trust shall mean the "Deed of Trust" as that term is defined in the Loan Agreement.

        Event of Default shall mean any "Event of Default" as that phrase is defined in the Loan Agreement.

        First Amendment to Deed of Trust shall mean the "First Amendment to Deed of Trust" as that term is defined in the Loan Agreement.

        Loan Documents shall mean the "Loan Documents" as that term is defined in the Loan Agreement.

        Maturity Date shall mean January 15, 2000.

        Note shall mean this Amended and Restated Term Promissory
        Note.

        Reference Rate shall mean the rate of interest which Wells Fargo Bank, National Association, or its successor or assigns, from time to time identifies and publicly announces as its prime rate and is not necessarily, for example, the lowest rate of interest which Wells Fargo Bank, National Association, collects from any borrower or group of borrowers.

        Second Deed of Trust shall mean the "Second Deed of Trust" as that term is defined in the Loan Agreement.

        C. MISCELLANEOUS PROVISIONS.

        1. Default. Upon any Event of Default, at the option of Lenders, all amounts due and owing hereunder or under the Loan Agreement or Loan Documents together with unpaid interest accrued thereon shall at once become due and payable.

        2. Waiver. Maker, and any and all endorsers, guarantors and sureties of this Note, and all other persons liable or to become liable on this Note, severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity. The pleading of any statute of limitations as a defense to any demand against the makers, endorsers, guarantors and sureties hereof is expressly waived by each and all such parties to the extent permitted by law.

        3. Interest Rate Limitation. Notwithstanding any provision herein or in any document or instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits now or hereafter imposed by the applicable laws of the State of Nevada or the United States of America.

        4. Governing Law. This Note has been delivered in Reno, Nevada, and shall be governed by and construed in accordance with the laws of the State of Nevada.

        5. Partial Invalidity. If any provision of this Note shall be prohibited by or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any other provision of this Note.

        6. No Deductions. All payments of principal of and interest on the Loan shall be made without the right of set-off and without deduction of any present and future taxes, levies, duties, imposts, deductions, charges or withholdings imposed by any existing or future law, rule, regulation, treaty, directive or requirement, whether or not having the force of law, which amounts shall be paid by Maker. Maker will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by this Note and the Loan Agreement. All stamp and documentary taxes shall be paid by Maker. If, notwithstanding the foregoing, Lender pays such taxes, Maker will reimburse Lender for the amount paid, as additional interest, within five (5) days of Lender's demand for payment. Maker will furnish Lender official tax receipts or other evidence of payment of all such amounts.

        7. Restrictions upon Transfer. The Deed of Trust, the Additional Deed of Trust and the Second Deed of Trust provide in part:

               "The Beneficiary may without notice to or consent of Trustor extend the time of the payment of any indebtedness secured hereby to any successor in interest of the Trustor without discharging the Trustor from liability thereon. Except as otherwise permitted in this Section 12, if the Trustor shall sell or convey or create or permit to exist any mortgage, pledge, security interest or other encumbrance or in any other manner alienate any Property hereby encumbered or any part thereof, or shall enter into any agreement for the same, or any interest therein, or shall be divested of his title in any manner or way, whether voluntary or involuntary or by merger without the written consent of Beneficiary being first had and obtained, any indebtedness or obligation secured hereby, irrespective of the maturity dates expressed in any notes evidencing the same, at the option of Beneficiary, and upon the giving of any notice which may be required under the Loan Agreement and the expiration of any applicable cure period, shall immediately become due and payable. In the event that Beneficiary does not elect to declare the
        Note immediately due and payable, then, unless indicated otherwise in writing by Beneficiary, Trustor shall nevertheless remain primarily liable for the obligations under this Deed of Trust and secured by this Deed of Trust, including without limitation, under the Note and any other instrument securing the Note. This provision shall apply to each and every sale, transfer, encumbrance or conveyance, regardless whether or not Beneficiary has consented to, or waived, Beneficiary's rights hereunder, whether by action or non-action in connection with any previous sale, transfer or conveyance. For the purposes hereof, any change in the identity, structure or control of Trustor, whether by way of a change in the identity of any shareholder of Trustor or a change in the ownership or control of Trustor or any shareholder of Trustor, by merger or otherwise, shall be deemed a sale hereunder."


        IN WITNESS WHEREOF, this Note has been executed as of the day and year first hereinabove written.

                                                  MAKER:

                                                  ZANTE, INC.,
                                                  a Nevada corporation


                                                  By: /s/ DAVID R. WOOD
                                                      --------------------------
                                                  Name:  David R. Wood
                                                         -----------------------
                                                  Title: Exec. VP and CFO
                                                         -----------------------


                                                  By:
                                                      --------------------------
                                                  Name:
                                                         -----------------------
                                                  Title:
                                                         -----------------------

                      AMENDED AND RESTATED GUARANTY OF LOAN
                      -------------------------------------


        THIS AMENDED AND RESTATED GUARANTY OF LOAN ("GUARANTY") is dated as of January 31, 1998 and is entered into by THE SANDS REGENT, a Nevada corporation ("GUARANTOR") and amends and restates that certain Guaranty of Loan dated March 31, 1993 as such guaranty may have been amended from time to time. All undefined but capitalized terms used herein shall have the same meaning as set forth in that certain Amended and Restated Loan Agreement dated of even date herewith ("LOAN AGREEMENT") and entered into by and among Guarantor, ZANTE, INC., a Nevada corporation (hereinafter referred to as "BORROWER"), and Lenders.

        Guarantor is executing this Guaranty in connection with that term loan to Borrower in an original principal amount not to exceed Twenty-Three Million Six Hundred Nine Thousand Five Hundred Sixteen Dollars ($23,609,516.00), as more particularly described in the Loan Agreement, with an outstanding unpaid principal balance of $10,975,000 as of February 1, 1998, with reference to the following facts:

        A. The Recitals set forth in the Loan Agreement are hereby incorporated herein by this reference as though fully set forth verbatim.

        B. For the purpose of this Guaranty, all capitalized terms not otherwise specifically defined herein shall have the same meaning given them in Section
1.1 of the Loan Agreement as though fully restated verbatim.

        C. As an inducement to Lenders to enter into the Loan Agreement with Borrower, Lenders have required that Guarantor enter into and execute this Guaranty unconditionally guaranteeing to Lenders all sums owing under the Loan.

        D. Guarantor is willing to guarantee fully and unconditionally all sums owing from time to time under the Loan.

        NOW, THEREFORE, in consideration of the Loan made to Borrower and with the knowledge that Lenders would not enter into the Loan Agreement but for the promise of Guarantor hereunder, Guarantor hereby represents, warrants, promises and covenants as follows:

        1. Loan Guaranty. Guarantor unconditionally and irrevocably guarantees Lenders the full and prompt payment and performance of all of Borrower's present and future indebtedness and monetary and non-monetary obligations under the Loan, the Note, the Loan Documents, and under all modifications, renewals and extensions of such instruments collectively, the "GUARANTEED OBLIGATIONS"). All such indebtedness and obligations shall be payable by Guarantor to Lenders immediately upon demand. The obligation of Guarantor hereunder shall be an unconditional obligation to make prompt payment to Lenders irrespective of the genuineness, validity, regularity or enforceability of any of the Guaranteed Obligations or of any other circumstance which might otherwise under the laws of any jurisdiction constitute a legal or equitable discharge of a surety or a guarantor or a bar (in the nature of a moratorium or otherwise) to the enforcement of Lenders' rights either: (i) against Borrower in respect of the Guaranteed Obligations; or (ii) under this Guaranty. The obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances.

        2. Expenses. Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by Lenders in any effort to collect the Loan or enforce any of the Loan Documents or the obligations of Guarantor hereunder, whether or not any lawsuit is filed, including, without limitation, all costs and attorneys' fees incurred by Lenders in any insolvency proceeding (including, without limitation, any action for relief from the automatic stay of any bankruptcy proceeding) and in any judicial or nonjudicial foreclosure action. Such amounts shall bear interest until paid at a rate equal to the Default Rate.

        3. Rights of Lenders. Guarantor authorizes Lenders at any time in their discretion to renew, compromise, extend, accelerate or otherwise alter any of the terms of all or any portion of the Loan, or the Loan Documents, to take and hold any security for all or any portion of the Guaranteed Obligations, and to accept additional or substituted security, to subordinate, compromise, enforce, exchange, waive or release any security, to apply such security and direct the order or manner of sale thereof, to release Borrower from its liability for all or any portion of the Guaranteed Obligations, to release, substitute, or add any one or more guarantors or endorsers, to take any other action which might otherwise release, discharge or make a defense available to Guarantor, and to assign this Guaranty in whole or in part. Lenders may take any of the foregoing actions upon any terms and conditions as Lenders may elect, without giving notice to Guarantor or obtaining the consent of Guarantor and without affecting the liability of Guarantor to Lenders.

        4. Independent Actions - One-Action Waiver. Guarantor's obligations under this Guaranty are independent of those of Borrower and every other guarantor of all or any portion of the Guaranteed Obligations. To the fullest extent permitted by law, Guarantor hereby waives the provisions of NRS 40.430 and authorizes and agrees that Lenders may bring a separate action against Guarantor without first proceeding against Borrower or any other guarantor or any other person or any security held by

Lenders and without pursuing any other remedy. Lenders' rights under this Guaranty will not be exhausted by any action by Lenders or by any payment made by Borrower as to the Guaranteed Obligations.

        5. Waivers of Defenses. Guarantor waives: (a) all statutes of limitations as a defense to any action brought against Guarantor by Lenders, to the fullest extent permitted by law; (b) any defense based upon any legal disability of Borrower or any discharge or limitation of the liability of Borrower to Lenders, whether consensual or arising by operation of law or any bankruptcy, insolvency, or debtor-relief proceeding, or any other cause; (c) acceptance, notice of acceptance, presentment, demand, protest and notice of any kind; (d) any other defense which would otherwise be available to a surety; and
(e) all rights of subrogation, all rights to enforce any remedy that Lenders may have against Borrower, and all rights to participate in any security held by Lenders for all or any portion of the Guaranteed Obligations.

        6. Borrower's Financial Condition. Guarantor assumes full responsibility for keeping fully informed of the financial condition of Borrower and all other circumstances affecting Borrower's ability to perform its obligations to Lenders and agrees that Lenders will have no duty to report to Guarantor any informal on which Lenders receive about Borrower's financial condition or any circumstances bearing on Borrower's ability to perform.

        7. Right of Setoff. In addition to all rights of setoff or lien against any monies, securities or other property of Guarantor given to Lenders by law, Lenders will have a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Lenders whether held in a general or special account or deposit or for safekeeping or otherwise; and every such right of setoff may be exercised without demand upon or notice to Guarantor. No right of setoff shall be deemed to have been waived by any act or conduct on the part of Lenders, or by any neglect to exercise such right of setoff, or by any delay in doing so; and every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Lenders.

        8. Impairment of Subrogation Rights. Upon a default of Borrower, Lenders may elect to non-judicially or judicially foreclose against any Collateral it holds for all or any portion of the Guaranteed Obligations or other indebtedness or any part thereof, or exercise any other remedy against Borrower or any security. No such action by Lenders will release or limit the liability of Guarantor to Lenders, even if the effect of that action is to deprive Guarantor of the right to collect reimbursement from Borrower for any sums paid to Lenders.

        9. Subordination. Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the indebtedness of Borrower to Lenders; and from and after the occurrence of an Event of Default under the Loan Agreement and for so long as such Event of Default shall continue such indebtedness of Borrower to Guarantor, if Lenders so request, shall be collected, enforced and received by Guarantor as trustee for Borrower and paid over to Lenders on account of the Guaranteed Obligations to Lenders but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

        10. Default. Lenders may declare Guarantor in default under this Guaranty if Guarantor fails to perform any of its obligations under this Guaranty or breaches any representation, warranty or covenant made hereunder and such default or breach shall have remained uncured for a period of ten (10) days after written notice by Lenders of such default or breach or becomes the subject of any bankruptcy, insolvency, arrangement, organization or other debtor-relief proceeding under any federal or state law whether now existing or hereafter enacted which shall remain undismissed for a period of ninety (90) days.

        11. Delay; Cumulative Remedies. No delay or failure by Lenders to exercise any right or remedy against Borrower or any guarantor will be construed as a waiver of that right or remedy. All remedies of Lenders against Borrower, any other guarantor and Guarantor are cumulative.

        12. Continuing Guaranty. This is a guaranty of payment and not of collection, it is intended to be and shall be construed as a continuing guaranty and shall remain in full force and effect so long as any Guaranteed Obligation remains outstanding or Lenders remain obligated to advance funds pursuant to Loan Agreement. If any payment or a part thereof by or for the account of Borrower to Lenders is rescinded or must otherwise be returned by any of Lenders, this Guaranty shall continue to be effective, or be reinstated, as to said payment or a part thereof as if such payment or part thereof had never been made to Lenders.

        13. Payments. Guarantor understands that the obligations of Borrower to Lenders may at any time and from time to time exceed the aggregate liability of Guarantor hereunder without impairing this Guaranty. Guarantor shall not be credited for payment of any of the Guaranteed Obligations unless such payment is received by Lenders in immediately available funds and is made by Guarantor after a demand made by Lenders pursuant to this Guaranty. Guarantor agrees that whenever Guarantor shall make any payment to Lenders hereunder on account of the liability hereunder, Guarantor will deliver such payment to

Lenders by wire transfer of immediately available funds pursuant to the following wire instructions:

                      Wells Fargo Bank, N.A.
                      201 3rd Street, 8th Floor
                      San Francisco, CA 94103
                      ABA 121-000-248
                      Acct. 4584702047
                      Ref: WFBCORP/SYDIC/ZANTE, INC.

and notify Lenders in writing that such payment is made under this Guaranty for such purpose. Lenders, without impairing this Guaranty, may apply payments from Borrower to the Guaranteed Obligations, or to such other obligations owed by Borrower to Lenders, in such amounts and in such order as Lenders in their complete discretion determine. No payment made hereunder by Guarantor to Lenders shall cause Guarantor to be or become a creditor of Lenders.

        14. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        15. Notices. All notices, demands and other communications between Lenders and Guarantor pursuant to this Guaranty shall be in writing, shall be addressed to the appropriate address set forth in this Section, or at such other place as Lenders or Guarantor, as the case may be, may from time to time designate in writing by ten (10) days prior written notice thereof, and shall be: (a) hand-delivered, effective upon receipt; or (b) sent by United States Express Mail or by private overnight courier, effective upon receipt; or (c) sent by certified mail, return receipt requested, shall be deposited in the United States mail, with postage thereon fully prepaid and shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time. The addresses of the parties are as follows:

        To Guarantor:               The Sands Regent
                                    c/o Zante, Inc.
                                    345 N. Arlington Ave.
                                    Reno, Nevada 89501
                                    Attn:  Mr. Dave Wood
                                    Facsimile:  (702) 348-6241

        with a copy to:             Kolesar & Leatham, CHTD.
                                    Norwest Bank Center
                                    3320 West Sahara Avenue, Suite 380
                                    Las Vegas, NV 89102
                                    Attn:  Nile Leatham, Esq.
                                    Facsimile:  (702) 392-9472

        To Lenders,
        c/o Agent Bank:             Wells Fargo Bank, National Association
                                    333 South Grand Avenue
                                    Los Angeles, CA 90071
                                    Attn:  Mr. Art Brokx
                                    Facsimile:  (213) 253-5913

        with a copy to:             Pillsbury Madison & Sutro LLP
                                    725 South Figueroa Street, Suite 1200
                                    Los Angeles, CA 90017
                                    Attn:  Robert L. Morrison, Esq.
                                    Facsimile:  (213) 629-1033

        16. Advice of Counsel. Guarantor has consulted with its attorneys regarding the terms and conditions and waivers set forth in this Guaranty. Guarantor's attorneys have advised Guarantor of the true legal consequences of each waiver set forth in this Guaranty, including the rights Guarantor would have in the absence of such waivers.

        17. Financial or other Benefit or Advantage. Guarantor hereby acknowledges and warrants that Guarantor has derived or expects to derive a financial or other benefit or advantage from the Loan and from each and every renewal, extension, release of collateral or other relinquishment of legal rights made or granted or to be made or granted by Lenders to Borrower in connection with the Loan. Guarantor acknowledges that Borrower is not merely the agent, instrumentality or alter ego of Guarantor, and that Borrower is an independent and separate business entity, fully and adequately capitalized for its own business purposes.

        18. Miscellaneous. The invalidity or unenforceability of any one or more provisions of this Guaranty will not affect any other provision. This Guaranty will be governed by and construed in accordance with the laws of the State of Nevada and may be amended only by a written instrument executed by

Guarantor and Lenders. Guarantor further agrees that the full and exclusive forum and venue for the determination of any action relating to this Guaranty shall be either an appropriate Court of the State of Nevada or the United States District Court for the District of Nevada. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor and Lenders. Whenever the context requires, all terms used in the singular will be construed in the plural and vice versa, and each gender will include each other gender. Nothing herein contained shall be deemed or construed to limit, modify or otherwise affect any other guaranty by Guarantor to Lenders which is not related to the Guaranteed Obligations.

        19. Captions. The Section headings contained herein are solely for convenience of reference and shall not constitute a part of this Guaranty nor shall they affect the meaning, construction or effect of this Guaranty.

        IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first set forth above.

Guarantor:

THE SANDS REGENT,
a Nevada corporation


By: /s/ DAVID R. WOOD
   ----------------------------
Name:  David R. Wood
       ------------------------
Title: Exec. V.P. and CFO
       ------------------------

By:
   ----------------------------
Name:
       ------------------------
Title:
       ------------------------

STATE OF NEVADA     )
                    )  ss.
COUNTY OF WASHOE    )


        On June 1, 1998, before me, TERI J. WALLACE, a Notary Public in and for the State of NEVADA, personally appeared DAVID R. WOOD, personally known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity and that, by his signature on the instrument, the person or the entity upon behalf of which he acted, executed the instrument.

               WITNESS my hand and official seal.



                                     /s/ TERI J. WALLACE
                                    -----------------------------------
                                    Notary Public in and for said State


(Notarial Seal)

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Pillsbury Madison & Sutro LLP
725 South Figueroa Street, Suite 1200
Los Angeles, CA 90017
Attention:  James M. Rishwain, Jr., Esq.



                FIRST AMENDMENT TO DEED OF TRUST, FIXTURE FILING
                 AND SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS
                 -----------------------------------------------


        THIS FIRST AMENDMENT TO DEED OF TRUST, FIXTURE FILING AND SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS ("FIRST AMENDMENT"), is made as of this 31st day of January, 1998, by and between ZANTE, INC., a Nevada corporation, Debtor and Trustor, (hereinafter referred to as "TRUSTOR") and WESTERN TITLE COMPANY, a Nevada corporation, Trustee, (hereinafter referred to as "TRUSTEE"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, and THE SUMITOMO BANK, LIMITED, Secured Parties and Beneficiaries (hereinafter collectively referred to as "BENEFICIARY") and WELLS FARGO BANK, NATIONAL ASSOCIATION, its successors and assigns, as Agent Bank for Beneficiary ("AGENT BANK"), with reference to the following facts:

        A. Trustor has executed that certain Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents dated March 31, 1993 in favor of First Interstate Bank of Nevada, National Association, First Interstate Bank of California, and The Daiwa Bank, Limited and recorded on April 5, 1993 as Instrument No. 1661414 in the Official Records of Washoe County, Nevada ("DEED OF TRUST") covering that certain property more particularly described therein.

        B. Wells Fargo Bank, National Association, is successor-in-interest to First Interstate Bank of Nevada, National Association, and First Interstate Bank of California and The Sumitomo Bank, Limited, is successor-in-interest to The Daiwa Bank, Limited.

        C. All capitalized but undefined terms used herein shall have the same meaning as set forth in the Deed of Trust.

        D. Concurrently herewith, Trustor, The Sands Regent, a Nevada corporation, and Beneficiary have entered into that certain Amended and Restated Loan Agreement of even date herewith and that certain Amended and Restated Term Promissory Note of even date herewith evidencing that certain Loan in the original principal amount of not to exceed Twenty-Three Million Six Hundred Nine Thousand Five Hundred Sixteen ($23,609,516.00) with an outstanding principal balance of $10,975,000 as of February 1, 1998.

        NOW, THEREFORE, Trustor and Beneficiary hereby desire to amend the Deed of Trust as set forth herein.

        1. All references to "Real Property" in the first three paragraphs under the heading "DESCRIPTION OF COLLATERAL" shall be deemed revised to refer to "Land".

        2. The legal description of the Land set forth in Exhibit "A" attached to the Deed of Trust shall be deemed amended by adding additional real property collateral such that a new legal description shall be deemed added as set forth on Exhibit A affixed hereto and by this reference incorporated into the Deed of Trust and herein and made a part thereof and hereof.

        3. All of the language after the third full paragraph until the phrase "SUBJECT, HOWEVER, to the following" under the heading "DESCRIPTION OF COLLATERAL" shall be deemed deleted and replaced with the following:

               "All present and future chattels, furniture, furnishings, equipment, fixtures, building materials, building contents and building components, all of every kind and nature, and other tangible personal property: (i) which is used in connection with, situate in or on, affixed to, or incorporated into: (aa) any portion of the real property which is particularly described by 'Exhibit A' hereto (the 'Land'); (bb) all real property which is adjacent to, or used in connection with, the Land and in which Trustor now owns or hereafter acquires an interest (the 'Adjacent Property'); and/or (cc) all tenements, hereditaments and appurtenances to the Land or the Adjacent Property (the 'Appurtenances' and, together with the Land and the Adjacent Property, the 'Real Property'); (ii) which is used in connection with, situate in or on, affixed to, or incorporated into, any building, structure or other improvement that is now or that may be hereafter constructed on or under the Real Property; and/or (iii) in which Trustor otherwise has or acquires an interest; all including, without limitation: (aa) all lumber, bricks, cement, masonry, steel, doors, windows, fasteners, nails, bolts, scaffolding, tools, construction supplies, construction tools and equipment and all other building materials, supplies and equipment of any kind or nature; (bb) all air conditioning, heating, electrical, lighting, fire fighting and fire prevention, plumbing, food and beverage preparation, laundry, security, sound, signaling, telephone, television, entertainment stage, window washing, irrigation, storage, shop, landscaping, signage and other equipment and fixtures, of whatever kind or nature, consisting of, without limitation, air conditioners, compressors, fans, duct work, thermostats, furnaces, boilers, radiators, burners, wiring, conduits, cables, generators, transformers, switching gear, lighting fixtures, sprinkler systems and other fire extinguishing equipment, fire alarms and other fire detection equipment, piping, pumps, valves, sinks, toilets, tubs, motors, carts, elevators and other lifts, ovens, refrigerators, dishwashers and dishwashing equipment, fabric washing and drying equipment, lock and key systems, surveillance and entry detection systems, speakers, intercoms and public address systems, hardware, shelving, maintenance and repair equipment and all other similar items; (cc) all furniture, furnishings, wall coverings, floor coverings, window coverings, artwork and decorative items including, without limitation, casino, guest room, bathroom, lobby, bar, restaurant, storage, retail, meeting, convention, leisure, recreation, office, administrative and other furniture, furnishings, wall coverings, floor coverings, window coverings, artwork and decorative items; (dd) all hotel equipment and supplies, including without limitation, televisions, radios, telephones, linen, bedding, amenities, carts, recreational equipment, leisure equipment and all other equipment and supplies utilized in the occupation or renting of hotel guest rooms and public areas; (ee) all bar and restaurant equipment and supplies, including, without limitation, kitchen and bar appliances, pots, pans, plates, dishes, cups, glasses, serving utensils, cooking utensils and all other equipment and supplies used in the operation of bars and/or restaurants; (ff) all casino equipment and supplies including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, tokens, player tracking systems, Gaming Devices and Related Equipment as defined in Nevada Revised Statutes Chapter 463 and all other equipment and supplies utilized in operation of a casino; (gg) all cabaret, stage and entertainment equipment and supplies including, without limitation, stage equipment, sets, spotlights, sound equipment, musical instruments and other equipment and supplies utilized in the operation of stage and cabaret shows and other entertainment productions; (hh) all office and administrative equipment and supplies including, without limitation, office appliances, filing cabinets, computers, peripheral computer equipment and other data processing and storage equipment, stationery and other office supply items, and other office and administrative equipment and supplies; (ii) all indoor and outdoor pool and recreational equipment and supplies; (jj) all tools and other maintenance and repair equipment; (kk) all landscaping equipment and supplies; and (ll) all equipment and supplies utilized in connection with any other activity engaged in by Trustor;

               All present and future supplies, inventory and merchandise which is used in connection with, or in the conduct of, the business of Trustor or in which Trustor has or acquires an interest, including, without limitation: (i) all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing; (ii) all food stuffs, beverages, prepared food and other similar items; and (iii) all hotel amenities, cleaning supplies, office supplies, consumables and similar items;

               All present and future goods, which are not otherwise set forth herein, and which are used in connection with, or in the conduct of, the business of Trustor or in which Trustor has or acquires an interest;

               All present and future accounts, accounts receivable, rentals, deposits, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies and notes and drafts which are owned, or used in connection with, or in the conduct of, the business of Trustor, or in which Trustor has or acquires an interest, however created or arising;

               All present and future contracts, or agreements and all other present and future general intangibles which are owned, or used in connection with, or in the conduct of, the business of Trustor, or in which Trustor has or acquires an interest, including, without limitation: (aa) all leases and purchase contracts for equipment, furniture and/or fixtures of any kind and character (to the extent that they may be characterized as personal property rather than real property) relating to the Real Property and the businesses conducted thereon; and (bb) all goodwill, choses in action, trade secrets, customer lists, trademarks, trade names and service marks, patents, copyrights, technology, processes, and proprietary information which are owned, or used in connection with, or in the conduct of, the business of Trustor, or in which Trustor has or acquires an interest (including, without limitation, the trade names of 'Sands', 'Sands Regency', 'Sands Regency Hotel and Casino' and/or any derivation thereof including any and all state and federal registrations thereof);

               All present and future deposit, securities, commodities or other accounts which are owned, or used in connection with, or in the conduct of, the business of Trustor, or in which Trustor has or acquires an interest, including, without limitation, that certain Account No. ORV-952251-28 with Prudential Securities Incorporated held at its Reno, Nevada branch located at 200 South Virginia Street, Suite 300, Reno, Nevada 89501, and any demand, time, savings, passbook, securities, commodity or like account maintained with any bank, savings and loan association, credit union, securities firm or like organization, and all money, cash and cash equivalents of Trustor, whether or not deposited in any such account;

               To the extent permitted by law, all present and future revenues, gaming revenues, receipts, payments and income of any other nature, whatsoever, regardless of whether such items are derived from or received with respect to hotel rooms, banquet facilities, convention facilities, retail premises, bars, restaurants, casinos or any other facilities on the Real Property and regardless of whether such items are derived from any other source;

               All present and future books and records which are owned, or used in connection with, or in the conduct of, the business of Trustor, or in which Trustor, has or acquires an interest including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to the business of Trustor, all receptacles and containers for such records, and all files and correspondence;

               All present and future stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments and/or brokerage accounts which are owned, or used in connection with, or in the conduct of, the business of Trustor, or in which Trustor has or acquires an interest and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

               All right, title and interest of Trustor in and to all leases, licenses, concessions, or similar agreements whether or not specifically herein described (to the extent that they may be characterized as personal property rather than real property) which now or may hereafter pertain to the Real Property and all amendments to the same, including, but not limited to the following: (aa) all payments due and to become due under such agreements, whether as rent, damages, insurance payments, condemnation awards, or otherwise; (bb) all claims, rights, powers, privileges and remedies under such agreements; and (cc) all rights of the Trustor under such leases to exercise any election or option, or to give or receive any notice, consent, waiver or approval, or to accept any surrender of the premises or any part thereof, together with full power and authority in the name of Trustor or otherwise, to demand and receive, enforce, collect, or receipt for any or all of the foregoing, to endorse or execute any checks or any instruments or orders, to file any claims or to take any action which Beneficiary may deem necessary or advisable in connection therewith;

               All plans, specifications, soil reports, engineering reports, land planning maps, surveys, and any other reports, exhibits or plans used or to be used in connection with the construction, planning, operation or maintenance of the Real Property, together with all amendments and modifications thereof;

               All water rights and conditional water rights that are now, or may hereafter be, appurtenant to, used in connection with or intended for use in connection with the Real Property, including, without limitation: (i) ditch, well, pipeline, spring and reservoir rights, whether or not adjudicated or evidenced by any well or other permit;
        (ii) all rights with respect to groundwater underlying the Real Property; (iii) any permit to construct any water well, water from which is intended to be used in connection with the Real Property; and (iv) all of Trustor's right, title and interest under any decreed or pending plan of augmentation or water exchange plan;

               All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

               All rights, remedies, powers and/or privileges of Trustor with respect to any of the foregoing; and

               Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

               The Real Property, Personal Property and other Collateral (now owned or hereafter acquired and wherever located), hereby encumbered shall hereinafter collectively be referred to as the 'Property'."

        4. The paragraph labeled "First" under the heading "For The Purpose of Securing" in the Deed of Trust shall be deemed deleted in its entirety and replaced as follows:

               "First: Payment of a principal sum in the current outstanding principal balance of $10,975,000, together with interest thereon, according to the terms of that certain

        Amended and Restated Term Promissory Note of even date herewith made by Trustor, payable to the order of Beneficiary, according to the term and effect of said promissory note, and all renewals, substitutions, extensions and modifications of said promissory note (hereinafter the 'Note')."

        5. The paragraph labeled "Fifth" under the heading "For The Purpose of Securing" in the Deed of Trust shall be deemed deleted in its entirety and replaced as follows:

               "Fifth: Performance of every obligation, warranty, representation, covenant, agreement and promise of Trustor contained in that certain Amended and Restated Loan Agreement dated as of January 31, 1998, by and among Trustor, The Sands Regent, a Nevada corporation, and Beneficiary, as the same may be hereafter modified or amended (hereinafter referred to as 'Loan Agreement')."

        6. The references to "5.06" and "7.02" in Section 3 of the Deed of Trust shall be revised to read "5.6" and "7.2", respectively.

        7. The following shall be deemed added at the end of Section 12 of the Deed of Trust as follows:

               "In the event that Beneficiary does not elect to declare the Note immediately due and payable, then, unless indicated otherwise in writing by Beneficiary, Trustor shall nevertheless remain primarily liable for the obligations under this Deed of Trust and secured by this Deed of Trust, including without limitation, under the Note and any other instrument securing the Note. This provision shall apply to each and every sale, transfer, encumbrance or conveyance, regardless whether or not Beneficiary has consented to, or waived, Beneficiary's rights hereunder, whether by action or non-action in connection with any previous sale, transfer or conveyance. For the purposes hereof, a change in Trustor in violation of the Loan Agreement shall be deemed a sale hereunder and any change in the identity, structure or control of Trustor, whether by way of a change in the identity of any shareholder of Trustor or a change in the ownership or control of Trustor or any shareholder of Trustor, by merger or otherwise, shall be deemed a sale hereunder."

        8. Section 14 of the Deed of Trust is deemed deleted in its entirety and restated as follows:

               "Upon the occurrence of any Event of Default as defined in the Loan Agreement, all sums secured hereby, at the option of Lenders, without further notice or demand, shall immediately become due and payable."

        9. The first two lines of Section 24 of the Deed of Trust are deleted in their entirety and replaced as follows:

               "Upon the occurrence of an Event of Default as defined in the Loan Agreement, Trustor shall".

        10. The address of the Beneficiary as set forth in Section 26 of the Deed of Trust shall be deemed amended to read as follows:

        "Beneficiary,
        c/o Agent Bank:             Wells Fargo Bank, National Association
                                    333 South Grand Avenue
                                    Los Angeles, CA 90071
                                    Attn:  Mr. Art Brokx

        with a copy to:             Pillsbury Madison & Sutro LLP
                                    725 South Figueroa Street, Suite 1200
                                    Los Angeles, CA 90017
                                    Attn: Robert L. Morrison, Esq.

        11. Except as specifically set forth in this First Amendment, the Deed of Trust shall remain unchanged and of full force and effect.

        12. This First Amendment may be executed in any number of separate counterparts with the same effect as if the signature pages hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

        IN WITNESS WHEREOF, Trustor and Beneficiary have executed this First Amendment as of the date first set forth above.


DEBTOR and TRUSTOR:                                BENEFICIARY:

ZANTE, INC.,                                       WELLS FARGO BANK, NATIONAL
a Nevada corporation                               ASSOCIATION


By: /s/ DAVID R. WOOD                              By: /s/ ART BROKY
   ----------------------------                       --------------------------
Name:  David R. Wood                               Name: Art Broky
       ------------------------                          -----------------------
Title: Exec. V.P.                                  Title: V.P.
       ------------------------                          -----------------------

By:                                                By:
   ----------------------------                       --------------------------
Name:                                              Name:
       ------------------------                          -----------------------
Title:                                             Title:
       ------------------------                          -----------------------

                                                   THE SUMITOMO BANK, LIMITED


                                                   By: /s/ H.W. REDDING
                                                      --------------------------
                                                   Name: H.W. Redding
                                                         -----------------------
                                                   Title: V.P. & Mgr.
                                                         -----------------------


                                                   By: /s/ S. MARCINIAK
                                                      --------------------------
                                                   Name: S. Marciniak
                                                         -----------------------
                                                   Title: V.P. & Mgr.
                                                         -----------------------

                                    EXHIBIT A
                                    ---------


                         LEGAL DESCRIPTION OF PROPERTIES

                                  DESCRIPTION

All that real property situate in the City of Reno, County of Washoe, State of Nevada, described as follows:

PARCEL 1:

The South 200 feet of Lots 1, 2 and 3 and all of Lots 4, 5, 6 and 7 in Block 3 of WESTERN ADDITION TO RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876.

PARCEL 2:

Lots 8, 9 and 10, Block 3, of WESTERN ADDITION TO RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876.

EXCEPT THEREFROM the Northerly 100 feet of Lot 8 and the Northerly 100 feet of the East 25 feet of Lot 9, Block 3 of WESTERN ADDITION TO RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876.

ALSO EXCEPTING THEREFROM that portion of Lot 10 dedicated to the City of Reno by document recorded March 14, 1990, as Document No. 1386041.

PARCEL 3:

Lot 12 and the Northerly 140 feet of Lots 13 and 14, Block 3 of WESTERN ADDITION TO RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876.

EXCEPTING THEREFROM that portion dedicated to the City of Reno, by document recorded May 24, 1988, as Document No. 1248314 and document recorded March 14, 1990, as Document No. 1386041.

PARCEL 4:

That certain parcel of land situate in the West 1/2 of Section 11, Township 19 North, Range 19 East, M.D.B.&M., described as follows:

BEGINNING at the point of intersection of the Northerly line of lands (300.00 feet wide) of Southern Pacific Transportation Company with the center line of Ralston Street (80.00 feet wide), said point bears South 76 degrees 10 minutes 00 seconds West, 40.00 feet from the Southwesterly corner of Lot No. 1, Block No. 3, WESTERN ADDITION TO THE TOWN (now City) of Reno, according to the map thereof, filed in the office of the County Recorder of said County; thence South 13 degrees 50 minutes 00 seconds East along the center line of said Ralston Street, 66.00 feet to a line parallel with and 20.00 feet Northerly of (measured at right angles) the located center line of said Company's Eastbound main track (Sacramento to Ogden); thence North 76 degrees 10 minutes 00 seconds East, along said parallel line, 760.00 feet to the center line of North Arlington Street (80.00 feet wide); thence North 13 degrees 50 minutes 00 seconds West along said center line, 66.00 feet to the Northerly line of land of said Company; thence South 76 degrees 10 minutes 00 seconds West, 760.00 feet to the point of beginning.

(Continued)

                                 HOTEL PROPERTY

EXCEPTING THEREFROM all minerals and mineral rights, interests, and royalties, including without limiting the generality thereof, oil, gas, and other hydrocarbon substances, as well as metallic or other solid minerals located below 500 feet or more below surface; however, Grantor or its successors and assigns, shall not have the right for any purpose whatsoever to enter upon, into or through the surface of said property in connection therewith.

PARCEL 5:

That certain parcel of land situate in the West 1/2 of Section 11, Township 19 North, Range 19 East, M.D.B.&M., described as follows:

BEGINNING at the point of intersection of the Southerly line of land (300.0 feet wide) of Southern Pacific Transportation Company with the center line of Ralston Street (80.0 feet wide), said point bears South 06 degrees 14 minutes 19 seconds East, 302.65 feet from the Southwesterly corner of Lot No. 1, Block No. 3, of said WESTERN ADDITION; thence North 13 degrees 50 minutes 00 seconds West, along said center line 180.00 feet to a line parallel with and 20.00 feet Southerly of (measured at right angles) the located center line of said Company's Westbound main track (Ogden to Sacramento); thence North 76 degrees 10 minutes 00 seconds East, along said parallel line, 760.00 feet to the center line of North Arlington Street (80.00 feet wide); thence South 13 degrees 50 minutes 00 seconds East along said center line, 80.00 feet to the Easterly prolongation of the Northerly line of that parcel of land as described in Deed dated June 12, 1933, between Central Pacific Railway Company (now Southern Pacific Transportation Company) and D. Zolezzi, recorded July 12, 1933, in Deed Book 93, Page 422, as Instrument No. 62975, Records of said County, said line also being parallel with and 100.00 feet Southerly of (measured at right angles) said Company's Westbound main track; thence South 76 degrees 10 minutes 00 seconds West, along said line 209.88 feet to the Northwesterly corner of said property, as described in said Deed dated June 12, 1933; thence South 13 degrees 50 minutes 00 seconds East along the Westerly line of said described property,
100.00 feet to the Southerly line of lands of said Company; thence South 76 degrees 10 minutes 00 seconds West along said Southerly line 550.12 feet to the point of beginning.

EXCEPTING THEREFROM all minerals and mineral rights, interests, and royalties, including without limiting the generality thereof, oil, gas and other hydrocarbon substances, as well as metallic or other solid minerals located below 500 feet or more below surface; however, Grantor or its successors and assigns, shall not have the right for any purpose whatsoever to enter upon, into or through the surface of said property in connection therewith.

PARCEL 6: (Airspace)

That certain parcel of land situate in the West 1/2 of Section 11, Township 19 North, Range 19 East, M.D.B.&M., described as follows:

All rights in and to the airspace lying above a horizontal plane having an elevation of 27.00 feet higher than the elevation of the highest point on the top of the rails of Southern pacific Transportation Company's existing main line

(Continued)

                                 HOTEL PROPERTY
tracks as they are established as of the date hereof, above the following described real property:

That certain strip of land, 54.00 feet wide, described as being bounded on the West by the center line of Ralston Street (80.00 feet wide), on the East by the center line of North Arlington Street (80 feet wide), on the North by the Southerly line of Parcel 1 as herein above described, and on the South by the Northerly line of Parcel No. 5 as herein above described.


                                 HOTEL PROPERTY

                                  DESCRIPTION

All that real property situate in the City of Reno, County of Washoe, State of Nevada, described as follows:

Lot 11 in Block 3 of the WESTERN ADDITION TO THE CITY OF RENO, Washoe County, Nevada, according to the official plat thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on March 20, 1876; together with that portion of the Northerly 10 feet of that certain alley known as Austin Lane lying between the southerly extensions of the Westerly and Easterly lines of said Lot 11 as abandoned by the City of Reno, in that certain Order of Abandonment, recorded June 20, 1988, Document No. 1254549, in Book 2754, Page 836, Washoe County, Nevada, Official Records.

EXCEPTION THEREFROM that portion dedicated and conveyed to the City of Reno, in Deed recorded March 14, 1990, in Book 3047, Page 385, as Document No. 1386041, Official Records.

                            PARKING LOT PROPERTY #1

                                  DESCRIPTION

All that real property situate in the City of Reno, County of Washoe, State of Nevada, described as follows:

The North 100 feet of Lot 8 and the North 100 feet of the East 25 feet of Lot 9 in Block 3 of WESTERN ADDITION, RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876.

EXCEPTING THEREFROM the following described parcel as was conveyed by Suzanne
T. Austin, a single woman, to the City of Reno, Nevada, a municipal corporation, by Deed of Dedication, dated July 30, 1966, recorded August 1, 1966, in Book 195, Page 759, File No. 67029, Official Records, as follows, to-wit:

BEGINNING at the Northeast corner of Lot 8 in Block 3 of WESTERN ADDITION, RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876; thence Westerly along the Northern line of said Lot 8 a distance of 15.02 feet; thence Easterly, Southeasterly and Southerly along the arc of a curve to the right with a radius of 15.00 feet, a central angle of 90 degrees 04 minutes and an arc length of
23.58 feet; thence Northerly along the Eastern line of said Lot 8 a distance of
15.02 feet to the point of beginning.

                            PARKING LOT PROPERTY #2

STATE OF ILLINOIS   )
                    )  ss.
COUNTY OF COOK      )


        On 6-9, 1998, before me, JUANITA WRONKIEWICZ, a Notary Public in and for the State of ILLINOIS, personally appeared H.W. REDDING, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the same in his or her authorized capacity and that, by his or her signature on the instrument, the person or the entity upon behalf of which he or she acted, executed the instrument.

               WITNESS my hand and official seal.



                                     /s/ JUANITA WRONKIEWICZ
                                    -----------------------------------
                                    Notary Public in and for said State


(Notarial Seal)

STATE OF ILLINOIS   )
                    )  ss.
COUNTY OF COOK      )


        On 6-9, 1998, before me, JUANITA WRONKIEWICZ, a Notary Public in and for the State of ILLINOIS, personally appeared STANLEY MARCINIAK, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the same in his or her authorized capacity and that, by his or her signature on the instrument, the person or the entity upon behalf of which he or she acted, executed the instrument.

               WITNESS my hand and official seal.



                                     /s/ JUANITA WRONKIEWICZ
                                    -----------------------------------
                                    Notary Public in and for said State


(Notarial Seal)

STATE OF CALIFORNIA   )
                      )  ss.
COUNTY OF LOS ANGELES )


        On June 12, 1998, before me, SUNNY DISANTE, a Notary Public in and for the State of CALIFORNIA, personally appeared ART BROKY, personally known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity and that, by his signature on the instrument, the person or the entity upon behalf of which he acted, executed the instrument.

               WITNESS my hand and official seal.



                                     /s/ SUNNY DISANTE
                                    -----------------------------------
                                    Notary Public in and for said State


(Notarial Seal)

STATE OF NEVADA     )
                    )  ss.
COUNTY OF WASHOE    )


        On June 19, 1998, before me, TERI J. WALLACE, a Notary Public in and for the State of NEVADA, personally appeared DAVID R. WOOD, personally known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the same in his or her authorized capacity and that, by his or her signature on the instrument, the person or the entity upon behalf of which he or she acted, executed the instrument.

               WITNESS my hand and official seal.



                                     /s/ TERI J. WALLACE
                                    -----------------------------------
                                    Notary Public in and for said State


(Notarial Seal)

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Pillsbury Madison & Sutro LLP
725 South Figueroa Street, Suite 1200
Los Angeles, CA 90017
Attention:  James M. Rishwain, Jr., Esq.





                          DEED OF TRUST, FIXTURE FILING
                 AND SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS
                 -----------------------------------------------


        THIS DEED OF TRUST, FIXTURE FILING AND SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS, hereinafter referred to as "DEED OF TRUST", made as of this 31st day of January, 1998, by and between ZANTE, INC., a Nevada corporation, Debtor and Trustor, (hereinafter referred to as "TRUSTOR") and WESTERN TITLE COMPANY, a Nevada corporation, Trustee, (hereinafter referred to as "TRUSTEE"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, and THE SUMITOMO BANK, LIMITED, Secured Parties and Beneficiaries (hereinafter collectively referred to as "BENEFICIARY") and WELLS FARGO BANK, NATIONAL ASSOCIATION, its successors and assigns, as Agent Bank for Beneficiary ("AGENT BANK").

                              W I T N E S S E T H:

        THAT TRUSTOR:

        (i) Grants the following described real property, fixtures and collateral to Trustee, in trust, with power of sale, to have and to hold the same unto Trustee and its successors in interest upon the trusts, covenants and agreements herein expressed; and (ii) Grants a security interest in all of Trustor's right, title and interest in the following described collateral which the Trustor now has or may hereafter acquire to Beneficiary pursuant to the Nevada Uniform Commercial Code--Secured Transactions. Said Real Property collateral and personal property collateral are described as follows:

                            DESCRIPTION OF COLLATERAL

        All that certain real property, and the interests therein, situated in the County of Washoe, State of Nevada, that is more particularly described on that certain exhibit marked Exhibit "A", affixed hereto and by this reference incorporated herein and made a part hereof, together with all buildings, structures and all other improvements and fixtures that are, or that may be hereafter, erected or placed thereon or therein, and all and singular the tenements, hereditaments and appurtenances thereunto belonging, or in any wise appertaining, and the rents, issues and profits thereof, and all the estate, right, title, property, possession, interest or other claim or demand, in law or in equity which Trustor now has or may hereafter acquire, in or to the said property, or any part thereof, with appurtenances (hereinafter the "LAND");

        Together with any and all other rights pertaining to or appurtenant to the said Real Property, and the interests of Trustor therein;

        Together with all water rights and rights to the use of water that are now or that may be hereinafter used in connection with the said Real Property, or any part thereof, or any improvements or appurtenances thereto; and

        All present and future chattels, furniture, furnishings, equipment, fixtures, building materials, building contents and building components, all of every kind and nature, and other tangible personal property: (i) which is used in connection with, situate in or on, affixed to, or incorporated into: (aa) any portion of the Land; (bb) all real property which is adjacent to, or used in connection with, the Land and in which Trustor now owns or hereafter acquires an interest (the "ADJACENT PROPERTY"); and/or (cc) all tenements, hereditaments and appurtenances to the Land or the Adjacent Property (the "APPURTENANCES" and, together with the Land and the Adjacent Property, the "REAL PROPERTY"); (ii) which is used in connection with, situate in or on, affixed to, or incorporated into, any building, structure or other improvement that is now or that may be hereafter constructed on or under the Real Property; and/or (iii) in which Trustor otherwise has or acquires an interest; all including, without limitation: (aa) all lumber, bricks, cement, masonry, steel, doors, windows, fasteners, nails, bolts, scaffolding, tools, construction supplies, construction tools and equipment and all other building materials, supplies and equipment of any kind or nature; (bb) all air conditioning, heating, electrical, lighting, fire fighting and fire prevention, plumbing, food and beverage preparation, laundry, security, sound, signaling, telephone, television, entertainment stage, window washing, irrigation, storage, shop, landscaping, signage and other equipment and fixtures, of whatever kind or nature, consisting of, without limitation, air conditioners, compressors, fans, duct work, thermostats, furnaces, boilers, radiators, burners, wiring, conduits, cables, generators, transformers, switching gear, lighting fixtures, sprinkler systems and other fire extinguishing equipment, fire alarms and other fire detection equipment, piping, pumps, valves, sinks, toilets, tubs, motors, carts, elevators and other lifts, ovens, refrigerators, dishwashers and dishwashing equipment, fabric washing and drying equipment, lock and key systems, surveillance and entry detection systems, speakers, intercoms and public address systems, hardware, shelving, maintenance and repair equipment and all other similar items; (cc) all furniture, furnishings, wall coverings, floor coverings, window coverings, artwork and decorative items including, without limitation, casino, guest room, bathroom, lobby, bar, restaurant, storage, retail, meeting, convention, leisure, recreation, office, administrative and other furniture, furnishings, wall coverings, floor coverings, window coverings, artwork and decorative items; (dd) all hotel equipment and supplies, including without limitation, televisions, radios, telephones, linen, bedding, amenities, carts, recreational equipment, leisure equipment and all other equipment and supplies utilized in the occupation or renting of hotel guest rooms and public areas; (ee) all bar and restaurant equipment and supplies, including, without limitation, kitchen and bar appliances, pots, pans, plates, dishes, cups, glasses, serving utensils, cooking utensils and all other equipment and supplies used in the operation of bars and/or restaurants; (ff) all casino equipment and supplies including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, tokens, player tracking systems, Gaming Devices and Related Equipment as defined in Nevada Revised Statutes Chapter 463 and all other equipment and supplies utilized in operation of a casino; (gg) all cabaret, stage and entertainment equipment and supplies including, without limitation, stage equipment, sets, spotlights, sound equipment, musical instruments and other equipment and supplies utilized in the operation of stage and cabaret shows and other entertainment productions; (hh) all office and administrative equipment and supplies including, without limitation, office appliances, filing cabinets, computers, peripheral computer equipment and other data processing and storage equipment, stationery and other office supply items, and other office and administrative equipment and supplies; (ii) all indoor and outdoor pool and recreational equipment and supplies; (jj) all tools and other maintenance and repair equipment; (kk) all landscaping equipment and supplies; and (ll) all equipment and supplies utilized in connection with any other activity engaged in by Trustor;

        All present and future supplies, inventory and merchandise which is used in connection with, or in the conduct of, the business of Trustor or in which Trustor has or acquires an interest, including, without limitation: (i) all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing; (ii) all food stuffs, beverages, prepared food and other similar items; and (iii) all hotel amenities, cleaning supplies, office supplies, consumables and similar items;

        All present and future goods, which are not otherwise set forth herein, and which are used in connection with, or in the conduct of, the business of Trustor or in which Trustor has or acquires an interest;

        All present and future accounts, accounts receivable, rentals, deposits, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies and notes and drafts which are owned, or used in connection with, or in the conduct of, the business of Trustor, or in which Trustor has or acquires an interest, however created or arising;

        All present and future contracts, or agreements and all other present and future general intangibles which are owned, or used in connection with, or in the conduct of, the business of Trustor, or in which Trustor has or acquires an interest, including, without limitation: (aa) all leases and purchase contracts for equipment, furniture and/or fixtures of any kind and character (to the extent that they may be characterized as personal property rather than real property) relating to the Real Property and the businesses conducted thereon; and (bb) all goodwill, choses in action, trade secrets, customer lists, trademarks, trade names and service marks, patents, copyrights, technology, processes, and proprietary information which are owned, or used in connection with, or in the conduct of, the business of Trustor, or in which Trustor has or acquires an interest (including, without limitation, the trade names of "Sands", "Sands Regency", "Sands Hotel and Casino" and/or any derivation thereof including any and all state and federal registrations thereof);

        All present and future deposit, securities, commodities or other accounts which are owned, or used in connection with, or in the conduct of, the business of Trustor, or in which Trustor has or acquires an interest, including, without limitation, that certain Account No. ORV-952251-28 with Prudential Securities Incorporated held at its Reno, Nevada branch located at 200 South Virginia Street, Suite 300, Reno, Nevada 89501, and any demand, time, savings, passbook, securities, commodity or like account maintained with any bank, savings and loan association, credit union, securities firm or like organization, and all money, cash and cash equivalents of Trustor, whether or not deposited in any such account;

        To the extent permitted by law, all present and future revenues, gaming revenues, receipts, payments and income of any other nature, whatsoever, regardless of whether such items are derived from or received with respect to hotel rooms, banquet facilities, convention facilities, retail premises, bars, restaurants, casinos or any other facilities on the Real Property and regardless of whether such items are derived from any other source;

        All present and future books and records which are owned, or used in connection with, or in the conduct of, the business of Trustor, or in which Trustor, has or acquires an interest including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to the business of Trustor, all receptacles and containers for such records, and all files and correspondence;

        All present and future stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments and/or brokerage accounts which are owned, or used in connection with, or in the conduct of, the business of Trustor, or in which Trustor has or acquires an interest and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

        All right, title and interest of Trustor in and to all leases, licenses, concessions, or similar agreements whether or not specifically herein described (to the extent that they may be characterized as personal property rather than real property) which now or may hereafter pertain to the Real Property and all amendments to the same, including, but not limited to the following: (aa) all payments due and to become due under such agreements, whether as rent, damages, insurance payments, condemnation awards, or otherwise; (bb) all claims, rights, powers, privileges and remedies under such agreements; and (cc) all rights of the Trustor under such leases to exercise any election or option, or to give or receive any notice, consent, waiver or approval, or to accept any surrender of the premises or any part thereof, together with full power and authority in the name of Trustor or otherwise, to demand and receive, enforce, collect, or receipt for any or all of the foregoing, to endorse or execute any checks or any instruments or orders, to file any claims or to take any action which Beneficiary may deem necessary or advisable in connection therewith;

        All plans, specifications, soil reports, engineering reports, land planning maps, surveys, and any other reports, exhibits or plans used or to be used in connection with the construction, planning, operation or maintenance of the Real Property, together with all amendments and modifications thereof;

        All water rights and conditional water rights that are now, or may hereafter be, appurtenant to, used in connection with or intended for use in connection with the Real Property, including, without limitation: (i) ditch, well, pipeline, spring and reservoir rights, whether or not adjudicated or evidenced by any well or other permit; (ii) all rights with respect to groundwater underlying the Real Property; (iii) any permit to construct any water well, water from which is intended to be used in connection with the Real Property; and (iv) all of Trustor's right, title and interest under any decreed or pending plan of augmentation or water exchange plan;

        All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

        All rights, remedies, powers and/or privileges of Trustor with respect to any of the foregoing; and

        Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

        The Real Property, Personal Property and other Collateral (wherever located) hereby encumbered shall hereinafter collectively be referred to as the "PROPERTY".

        SUBJECT, HOWEVER, to the following:

        (i) The right of Trustor to sell or otherwise dispose of or repair or replace any Personal Property in the ordinary course of business, free and clear of the lien hereof;

        (ii) The leases and/or purchase money security interests pursuant to which Trustor has acquired an interest in the fixtures or personally covered hereby; and

        (iii) Any restriction on assignment which may be contained in any document, instrument or agreement purported to be encumbered hereby.

                          FOR THE PURPOSE OF SECURING:

        First: Payment of a principal sum in the current outstanding principal balance of $10,975,000.00, together with interest thereon, according to the terms of that certain Amended and Restated Term Promissory Note of even date herewith made by Trustor, payable to the order of Beneficiary, according to the tenor and effect of said promissory note, and all renewals, substitutions, extensions and modifications of said promissory note (hereinafter the "NOTE").

        Second: Payment and performance of every obligation, covenant, promise and agreement of Trustor herein contained or incorporated herein by reference, including any sums paid or advanced by Beneficiary pursuant to the terms hereof.

        Third: The expenses and costs incurred or paid by Beneficiary in the preservation and enforcement of the rights and remedies of Beneficiary and the duties and liabilities of Trustor hereunder, including, but not by way of limitation, attorney's fees, court costs, witness fees, expert witness fees, collection costs, and costs and expenses paid by Beneficiary in performing for Trustor's account any obligation of said Trustor.

        Fourth: Payment of additional sum and interest thereon which may hereafter be loaned to Trustor when evidenced by a promissory note or notes which recite that this Deed of Trust is security therefor.

        Fifth: Performance of every obligation, warranty, representation, covenant, agreement and promise of Trustor contained in that certain Amended and Restated Loan Agreement dated as of January 31, 1998 by and among Trustor, The Sands Regent, a Nevada corporation, and Beneficiary (hereinafter referred to as the "LOAN AGREEMENT").

        Sixth: Performance of every obligation, warranty, representation, covenant, agreement and promise of Trustor contained in the Assignment of Equipment Leases, Contracts and Subleases, the Assignment of Permits, Licenses and Contracts and the Assignment of Leases, Rents and Revenues as those terms are defined by the Loan Agreement.

        AND THIS INDENTURE FURTHER WITNESSETH:

        1. Trustor agrees to properly care for and keep said Property in good condition and repair; not to remove or demolish any building thereon; to complete in a good and workmanlike manner any building which may be constructed thereon, and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws, ordinances and regulations relating to any alterations or improvements made thereon; not to commit or permit any waste thereof; not to commit, suffer or permit any act to be done in or upon said Property in violation of any law, covenant, condition or restriction affecting said Property; to cultivate, irrigate, fertilize, fumigate, prune and/or do any other act or acts, all in a timely and proper manner, which, from the character or use of said Property, may be reasonably necessary to keep the Property in good condition, ordinary wear and tear excepted, the specific enumerations herein not excluding the general.

        2. Trustor agrees to pay and discharge all costs, fees and expenses of this trust incurred in connection with any default by Trustor.

        3. During the continuance of this trust, Trustor shall obtain, or cause to be obtained, and shall maintain or cause to be maintained, at all times throughout the term of the Loan, at its own cost and expense, and shall deposit with Beneficiary, policies or certified copies of policies of insurance in accordance with Section 5.6 of the Loan Agreement. All monies received from fire and hazard extended insurance policies shall be paid directly to Beneficiary and retained by Beneficiary or released to Trustor in accordance with Section 7.2 of the Loan Agreement.

        4. Trustor agrees to pay before default or delinquency, all taxes and assessments affecting said Property, or any part thereof, and all other charges and encumbrances which now are or shall hereafter be or appear to be a lien prior to the lien of this Deed of Trust, provided, however, (i) that Trustor may contest in good faith the validity or amount of any such tax, assessment, or charge by appropriate proceedings provided by law, including payment thereof under protest, if required under applicable law, and (ii) that upon final determination with respect to any such contested tax, assessment or governmental charge, Trustor will promptly pay any sums found to be due thereon.

        5. As additional security, Trustor assigns to Beneficiary its respective interests as lessor in any and all leases of said Property, or any portion thereof, now or hereafter entered into by Trustor and gives to and confers upon Beneficiary the right, power and authority during the continuation of this trust, to collect the rents, issues and profits of said Property and any business activity conducted thereon, reserving unto Trustor the right at all times other than during the continuance of any Event of Default as defined in the Loan Agreement, to collect and retain such rents, issues and profits as they may become due and payable. Upon the occurrence and during the continuance of any Event of Default as defined in the Loan Agreement, Beneficiary may at any time by a receiver to be appointed by a court, enter upon and take possession of said Property, or any part thereof, sue for or otherwise collect such rents, issues and profits, including those past due or unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness and/or obligations secured hereby, and in such order as is required under the Loan Agreement. The entering upon and taking possession of said Property, or any part thereof, the collection of such rents, issues and profits or the application thereof as aforesaid, shall not cure or constitute a waiver of any default or notice of default hereunder or invalidate any act done pursuant to such notice. The assignment set forth by this Section 5 is a present assignment, for security purposes only.

        6. Trustor hereby represents that, to the best of its knowledge, and to the extent of its interest therein, it is the beneficial owner of the Property, and there is no assignment or pledge of any leases of, or rentals or income from, said Property now in effect, except Permitted Encumbrances as defined in the Loan Agreement, and covenants that, until said indebtedness is fully paid, it will not make any such assignment or pledge to anyone other than Beneficiary and the Permitted Encumbrances as defined in the Loan Agreement.

        7. Should the Trustor fail to make any payment or perform any act which it is obligated to make or perform hereby, then the Trustee, or Beneficiary, at the election of either of them, after the giving of reasonable notice to the Trustor, or any successor in interest of the Trustor, and without releasing Trustor from any obligation hereunder, may make such payment or perform such act and incur any liability, or expend whatever amounts, in its reasonable discretion, it may deem necessary therefor. All sums incurred or expended by the Trustee, or Beneficiary, under the terms hereof, shall become due and payable by the Trustor to the Beneficiary, on the next interest or installment payment date (which occurs after Borrower's receipt of notice of such amounts) under the promissory note secured hereby and shall bear interest until paid at an annual percentage rate equal to the default rate expressed on the Note secured hereby. In no event shall payment by Trustee or Beneficiary be construed as a waiver of the default occasioned by Trustor's failure to make such payment or payments.

        8. Trustor promises and agrees that if, during the existence of this trust, there be commenced or pending any suit or action affecting said Property, or any part thereof, or the title thereto, or if any adverse claim for or against said Property, or any part thereof, be made or asserted, it will appear in and defend any such matter purporting to affect the security and will pay all costs and damages arising because of such action.

        9. Any award of damages in connection with any condemnation for public use of, or injury to said Property, or any part thereof, shall be paid directly to Beneficiary and shall be retained by Beneficiary or released to Trustor in accordance with Article VII of the Loan Agreement.

        10. By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment, when due, of all other sums so secured or to declare default, as herein provided, for failure to so pay.

        11. At any time, and from time to time, without liability therefor and without notice to Trustor, upon written request of Beneficiary and presentation of this Deed of Trust and the Note secured hereby for endorsement, and without affecting the effect of this Deed of Trust upon the remainder of said Property, Trustee may: reconvey to Trustor any part of said Property; consent in writing to the making of any map or plat thereof;

join in granting any easement thereon, or join in any extension agreement or subordination agreement in connection herewith.

        12. The Beneficiary may without notice to or consent of Trustor extend the time of the payment of any indebtedness secured hereby to any successor in interest of the Trustor without discharging the Trustor from liability thereon. Except as otherwise permitted in the Loan Agreement, or this Section 12, if the Trustor shall sell or convey or create or permit to exist any mortgage, pledge, security interest or other encumbrance or in any other manner alienate any Property hereby encumbered or any part thereof, or shall enter into any agreement for the same, or any interest therein, or shall be divested of his title in any manner or way, whether voluntary or involuntary or by merger without the written consent of Beneficiary being first had and obtained, any indebtedness or obligation secured hereby, irrespective of the maturity dates expressed in any notes evidencing the same, at the option of Beneficiary, and upon the giving of any notice which may be required under the Loan Agreement and the expiration of any applicable cure period, shall immediately become due and payable. In the event that Beneficiary does not elect to declare the Note immediately due and payable, then, unless indicated otherwise in writing by Beneficiary, Trustor shall nevertheless remain primarily liable for the obligations under this Deed of Trust and secured by this Deed of Trust, including without limitation, under the Note and any other instrument securing the Note. This provision shall apply to each and every sale, transfer, encumbrance or conveyance, regardless whether or not Beneficiary has consented to, or waived, Beneficiary's rights hereunder, whether by action or non-action in connection with any previous sale, transfer or conveyance. For the purposes hereof, a change in Trustor in violation of the Loan Agreement shall be deemed a sale hereunder and any change in the identity, structure or control of Trustor, whether by way of a change in the identity of any shareholder of Trustor or a change in the ownership or control of Trustor or any shareholder of Trustor, by merger or otherwise, shall be deemed a sale hereunder.

        13. Upon receipt of written request from Beneficiary reciting that all obligations under the Note and any other notes secured hereby, and all other sums then due and owing and secured hereby, have been paid and upon surrender of this Deed of Trust and the Note secured hereby to Trustee for cancellation and retention, or such other disposition as Trustee, in its sole discretion, may choose, and upon payment of its fees, the Trustee shall reconvey, without warranty or recourse and at the expense of Trustor, the Property then held hereunder, and the assignment set forth by Section 5 above shall be of no further force or effect. he recitals in such reconveyance of any matters of fact shall be conclusive proof of the truth thereof. The

Grantee in such reconveyance may be described in general terms as "the person or persons legally entitled thereto".

        14. Upon the occurrence of any Event of Default as defined in the Loan Agreement, all sums secured hereby, at the option of Lenders, without further notice or demand, shall immediately become due and payable.

        15. If any mechanic's lien or materialman's lien shall be recorded, filed or suffered to exist against the premises or any interest therein by reason of any work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished in connection with any work of improvement upon the Property, said lien or claim shall be paid, released and discharged of record within sixty (60) days after the filing or recording thereof, or Trustor shall have caused said mechanic's lien or materialman's lien to be released of record pursuant to the provisions set forth in the Nevada Revised Statutes 108.2413, et. seq., within one-hundred fifty (150) days of the date of the recordation of the mechanic's lien or materialman's lien in the office of the County Recorder of Washoe County, Nevada.

        16. That if, during the existence of the trust, there be commenced or pending any suit or action which would, if adversely determined, have a material adverse affect on the Property, or any part thereof, or the title thereto, or if any material adverse claim for or against the Property, or any part thereof, be made or asserted, the Trustee or Beneficiary, unless such suit or action is being contested in good faith by Trustor and Trustor shall have established and maintained adequate reserves in accordance with Generally Accepted Accounting Principles for the full payment and satisfaction of such suit or action if determined adversely to Trustor, may appear or intervene in the suit or action and retain counsel therein and defend same, or otherwise take such action therein as they may be advised, and may settle or compromise same or the adverse claim; and in that behalf and for any of the purposes may pay and expend such sums of money as the Trustee or Beneficiary may reasonably deem to be necessary and such sums shall be obligations of Trustor and shall be secured by this Deed of Trust.

        17. Upon the occurrence of any Event of Default as defined in the Loan Agreement, and if the notice of breach and election to sell, required by Chapter 107 of the Nevada Revised Statutes, be first recorded, then Trustee, its successors or assigns, on demand by Beneficiary, shall sell the above-granted premises, in order to accomplish the objects of these trusts, in the manner following, namely:

        The Trustee shall first give notice of the time and place of such sale, in the manner provided by the laws of this State for the sale of real property under execution, and may from time to time postpone such sale by such advertisement as it may deem reasonable, or without further advertisement, by proclamation made to the persons assembled at the time and place previously appointed and advertised for such sale, and on the day of sale so advertised, or to which such sale may have been postponed, the Trustee may sell the property so advertised, at public auction, at the time and place specified in the notice, either in the county in which the property, or any part thereof, to be sold, is situated, or at the principal office of the Trustee located in Washoe County, in its discretion, to the highest cash bidder. The Beneficiary, obligee, creditor, or the holder or holders of the Note secured hereby may bid (including by credit bid) and purchase at such sale. The Beneficiary may, after recording the notice of breach and election, waive or withdraw the same or any proceedings thereunder, and shall thereupon be restored to their former position and have and enjoy the same rights as though such notice had not been recorded.

        18. That the Trustee, upon such sale, shall make (without warranty), execute and, after due payment made, deliver to purchaser or purchasers, his or their heirs or assigns, a deed or deeds of the premises so sold which shall convey to the purchaser all the title of the Trustor in the trust premises, and shall apply the proceeds of the sale thereof in accordance with the terms and conditions of the Loan Agreement.

        19. That in the event of a sale of the Property conveyed or transferred in trust, or any part thereof, and the execution of a deed or deeds therefor under such trust, the recital therein of default, and of recording notice of breach and election of sale, and of the elapsing of the 3-month period, and of the giving of notice of sale, and of a demand by Beneficiary that such sale should be made, shall be conclusive proof of such default, recording, election, elapsing of time, and of the due giving of such notice, and that the sale was regularly and validly made on due and proper demand by Beneficiary; and any such deed or deeds with such recitals therein shall, absent manifest error, be effectual and conclusive against Trustor, its successors and assigns, and all other persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligation to see to the proper application of the purchase money, according to the trusts aforesaid.

        20. That the Beneficiary or assigns may, from time to time, appoint another trustee, or trustees, to execute the trust created by this Deed of Trust or other conveyance in trust.

        Upon the recording of such certified copy or executed and acknowledged instrument, the new trustee or trustees shall be vested with all the title, interest, powers, duties and trusts in the premises vested in or conferred upon the original trustee. If there be more than one trustee, either may act alone and execute the trusts upon the request of the Beneficiary, and all his acts thereunder shall be deemed to be the acts of all trustees, and the recital in any conveyance executed by such sole trustee of such request shall be conclusive evidence thereof, and of the authority of such sole trustee to act.

        21. This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors, and assigns. It is expressly agreed that the Trust created hereby is irrevocable by Trustor.

        22. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law, reserving, however, unto the Trustee, the right to resign from the duties and obligations imposed herein whenever Trustee, in its sole discretion, deems such resignation to be in the best interest of the Trustee. Written notice of such resignation shall be given to Trustor and Beneficiary.

        23. The rights and remedies of Beneficiary upon the Occurrence of one or more Events of Default as defined in the Loan Agreement (whether such rights and remedies are conferred by statute, by rule of law, by this Deed of Trust, or otherwise) may be exercised by Beneficiary, in the sole discretion of Beneficiary, either alternatively, concurrently, or consecutively in any order. The exercise by Beneficiary or Trustee at the express direction of Beneficiary, of any one or more of such rights and remedies shall not be construed to be an election of remedies nor a waiver of any other rights and remedies Beneficiary might have unless, and limited to the extent that, Beneficiary shall so elect or so waive by an instrument in writing delivered to Trustee. Without limiting the generality of the foregoing, to the extent that this Deed of Trust covers both Real Property and Personal Property, Beneficiary may, in the sole discretion of Beneficiary, either alternatively, concurrently, or consecutively in any order:

               (a) Proceed as to both the Real Property and Personal Property in accordance with Beneficiary's rights and remedies in respect of the Real Property; or

               (b) Proceed as to the Real Property in accordance with Beneficiary's rights and remedies in respect of the Real Property and proceed as to the Personal Property in accordance with Beneficiary's rights and remedies in respect of the Personal Property.

        Beneficiary may, in the sole discretion of Beneficiary, appoint Trustee as the agent of Beneficiary for the purpose of disposition of the Personal Property in accordance with the Nevada Uniform Commercial Code--Secured Transactions.

        If Beneficiary should elect to proceed as to both the Real Property and Personal Property collateral in accordance with Beneficiary's rights and remedies in respect to the Real Property:

               (a) All the Real Property and all the Personal Property may be sold, in the manner and at the time and place provided in this Deed of Trust, in one lot, or in separate lots consisting of any combination or combinations of Real Property and Personal Property, as the Beneficiary may elect, in the sole discretion of Beneficiary.

               (b) Trustor acknowledges and agrees that a disposition of the Personal Property collateral in accordance with Beneficiary's rights and remedies in respect of Real Property, as hereinabove provided, is a commercially reasonable disposition of the collateral.

        If Beneficiary should elect to proceed as to the Personal Property collateral in accordance with Beneficiary's rights and remedies in respect of Personal Property, Beneficiary shall have all the rights and remedies conferred on a secured party by NRS 104.9501 to NRS 104.9507, both inclusive.

        24. Upon the occurrence of an Event of Default as defined in the Loan Agreement, Trustor shall be deemed to have appointed and does hereby appoint Beneficiary the attorney-in-fact of Trustor to prepare, sign, file and record one or more financing statements; any documents of title or registration, or like papers, and to take any other action deemed necessary, useful or desirable by Beneficiary to perfect and preserve Beneficiary's security interest against the rights or interests of third persons.

        25. Trustor acknowledges and agrees that this Deed of Trust shall be governed by and construed in accordance with the laws of the State of Nevada.

        26. This Deed of Trust is intended to be a fixture filing under NRS
104.9402. The address of Beneficiary from which information may be obtained concerning the security interest granted hereunder and the mailing address of Trustor are as follows:

        Beneficiary,
        c/o Agent Bank:             Wells Fargo Bank, National Association
                                    333 South Grand Avenue
                                    Los Angeles, CA 90071
                                    Attn:  Mr. Art Brokx
        with a copy to:             Pillsbury Madison & Sutro LLP
                                    725 South Figueroa Street, Suite 1200
                                    Los Angeles, CA 90017
                                    Attn: Robert L. Morrison, Esq.

               Trustor:             ZANTE, INC.,
                                    345 North Arlington Avenue
                                    Reno, Nevada 89501
                                    Attn: Dave Wood

        27. This Deed of Trust has been executed pursuant to and is subject to the terms of the Loan Agreement executed concurrently herewith and Trustor agrees to observe and perform all provisions contained therein.

        IN WITNESS WHEREOF, Trustor has executed this instrument the day and year first above written.

DEBTOR and TRUSTOR:

ZANTE, INC.,
a Nevada corporation


By: /s/ DAVID R. WOOD
   ----------------------------
Name:  David R. Wood
       ------------------------
Title: Exec. V.P. and CFO
       ------------------------

By:
   ----------------------------
Name:
       ------------------------
Title:
       ------------------------

                                    EXHIBIT A
                                    ---------

                         LEGAL DESCRIPTION OF PROPERTIES

                                  DESCRIPTION

All that real property situate in the City of Reno, County of Washoe, State of Nevada, described as follows:

All that portion of Lots 13 and 14, in Block 3 of WESTERN ADDITION, Reno, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876, described as follows:

BEGINNING at a point on the East line of Ralston Street, 140 feet Southerly from the Northeast corner of said Lot 14; thence Southerly along the East line of Ralston Street 60 feet; thence at right angles Easterly 103 feet; thence at right angles Northerly 60 feet; thence at right angles Westerly 103 feet to the point of beginning.

                               APARTMENT BUILDING

                                  DESCRIPTION

All that real property situate in the City of Reno, County of Washoe, State of Nevada, described as follows:

The East 70 feet of the South 100 feet of Lot 7 in Block 2 of WESTERN ADDITION, RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on May 2, 1876, and being more particularly described as follows:

BEGINNING at the Southeast corner of said Lot 7 in Block 2; thence Westerly along the Southerly line of said Lot 7, a distance of 70 feet; thence Northerly, parallel to the Easterly line of said Lot 7, a distance of 100 feet; thence Easterly and parallel to the Southerly line of said Lot 7, a distance of 70 feet to the Easterly line of said Lot 7; thence Southerly along the Easterly line of said Lot 7, a distance of 100 feet to the point of beginning.

                                   RESIDENCE

STATE OF NEVADA     )
                    )  ss.
COUNTY OF WASHOE    )


        On June 1, 1998, before me, TERI J. WALLACE, a Notary Public in and for the State of NEVADA, personally appeared DAVID R. WOOD, personally known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity and that, by his signature on the instrument, the person or the entity upon behalf of which he acted, executed the instrument.

               WITNESS my hand and official seal.



                                     /s/ TERI J. WALLACE
                                    -----------------------------------
                                    Notary Public in and for said State


(Notarial Seal)

                                                                 Loan No.
                                                                          ------



                              PLEDGE AND ASSIGNMENT


TO:     WELLS FARGO BANK, NATIONAL ASSOCIATION
        THE SUMITOMO BANK, LIMITED

PLEDGE AND ASSIGNMENT. For valuable consideration and as further security for the payment of the Indebtedness (as defined below), the undersigned, ZANTE, INC., a Nevada corporation ("DEBTOR"), hereby grants, assigns, pledges and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION and THE SUMITOMO BANK, LIMITED (collectively, "LENDERS") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative and collateral agent for Lenders (herein referred to as the "AGENT BANK" and together with the Lenders, collectively, the "BANKS"), all present and future "deposit accounts" which are owned, or used in connection with, or in the conduct of, the business of Debtor, including, without limitation, the following accounts (collectively called "COLLATERAL"):


Those certain accounts described in Exhibit "A" attached hereto located at Agent Bank and any interest accruing thereon and all renewals and replacements thereof, and any demand, time, savings, passbook, securities, commodities or like account maintained with any bank, savings and loan association, credit union, securities firm or like organization.

OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all obligations under that certain Amended and Restated Term Loan Agreement, dated as of January 31, 1998, by and between Lenders and Debtor, in connection with a loan in the original principal amount of $23,609,516.00 having an outstanding principal balance as of February 1, 1998 of $10,975,000, and any other documents executed in connection therewith, as all such documents have been amended from time to time (collectively, the "LOAN DOCUMENTS"), (b) all present and future Indebtedness of Debtor to Lenders; (c) all obligations of Debtor and rights of Lenders under this Agreement; and (d) all present and future obligations of Debtor to Lenders of other kinds. The word "INDEBTEDNESS" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly, or whether recovery upon such Indebtedness may be or hereafter become unenforceable.

TERMINATION. The Agreement will terminate upon the performance of all obligations of Debtor to Lenders, including without limitation, the payment of all Indebtedness of Debtor to Lenders.

OBLIGATIONS OF LENDERS. While Debtor is not in default, Lenders will release all Collateral for use by Debtor for the purpose of allowing Debtor to conduct its business consistent with the "Business Plan Projections," as defined in the Loan Documents.

REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Lenders that:
      (a) Debtor is the owner and has possession or control of the Collateral;
      (b) all Collateral is genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except as heretofore disclosed to Lenders in writing; (c) all statements contained herein and, where applicable, in the Collateral are true and complete; and (d) no financing statement covering any of the Collateral, and naming any secured party other than Lenders, is on file in any public office.

                                                                 Loan No.
                                                                          ------


COVENANTS OF DEBTOR.

Debtor agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Lenders against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to pay all costs and expenses, including reasonable attorneys' fees, incurred by Lenders in the perfection, preservation, realization, enforcement and exercise of its rights, powers and remedies hereunder; (iv) to permit Lenders to exercise their powers; (v) to execute and deliver such documents as Lenders deem necessary to create, perfect and continue the pledge and assignment contemplated hereby; and (vi) not to change its chief place of business or the place where Debtor keeps its records concerning the Collateral without first giving Lenders written notice of the address to which Debtor is moving same.

Debtor agrees with regard to the Collateral: (i) not to permit any lien on the Collateral except in favor of Lenders; (ii) not to sell, hypothecate or otherwise dispose of any of the Collateral, or any interest therein, without the prior written consent of Lenders; (iii) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral, and to permit Lenders to inspect the same and make copies thereof at any reasonable time; (iv) not to commingle Collateral with other property; (v) that upon the occurrence of an Event of Default, Debtor shall have no rights whatsoever to withdraw any funds from any deposit account pledged to Lenders hereunder except in accordance herewith and that Lenders have complete dominion and control over all such deposit accounts; (vi) to provide any service and do any other acts which may be necessary to keep the Collateral free and clear of all defenses, rights of offset and counterclaims; and (vii) not to establish any other deposit accounts other than those deposit accounts described in the first paragraph of this Agreement.

Debtor agrees not to establish any new accounts without the prior written consent of Lenders and, concurrently with properly establishing such new account, Debtor shall provide a pledge and assignment of such accounts to Lenders in a manner acceptable to Lenders, in Lenders' sole and absolute discretion.


EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under (i) the Loan Documents or any contract or instrument evidencing any Indebtedness, or (ii) any other loan agreement between Debtor and Lenders relating to or executed in connection with any Indebtedness; (b) any representation or warranty made by Debtor herein shall prove to be incorrect in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; and (d) any attachment or like levy on any material property of Debtor.

REMEDIES. Upon the occurrence of any Event of Default, Lenders shall have the right to (i) declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor, (ii) liquidate the Collateral and/or (ii) setoff any and all sums held or deposited in the Collateral. All rights, powers, privileges, and remedies of Lenders shall be cumulative. No delay, failure or discontinuance of Lenders in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Lenders of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

                                                                 Loan No.
                                                                          ------

DISPOSITION OF COLLATERAL. Upon the transfer of all or any part of the Indebtedness, Lenders may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Lenders hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral not so transferred, Lenders shall retain all rights, powers, privileges and remedies herein given. Any proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lenders to the payment of expenses incurred by Lenders in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Lenders toward the payment of the Indebtedness in such order of application as Lenders may from time to time elect.

COSTS, EXPENSES AND ATTORNEYS' FEES. Upon an Event of Default, Debtor shall pay to Lenders immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees, to include outside counsel fees and all allocated costs of Lenders' in-house counsel), incurred by Lenders in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Debtor or the valuation of the Collateral, including without limitation, the seeking of relief from or modification of the automatic stay or the negotiation and drafting of a cash collateral order. All of the foregoing shall be paid to Lenders by Debtor with interest at a rate per annum equal to Agent Bank's Prime Rate plus three percent (3%) in effect from time to time. The "PRIME RATE" is a base rate that Agent Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

MISCELLANEOUS. Presentment, protest, notice of protest, notice of dishonor and notice of nonpayment are waived; any right to direct the application of payments of security for Indebtedness of Debtor hereunder, or indebtedness of customers of Debtor, and any right to require proceedings against others or to require exhaustion of security are waived; and consent to extensions, forbearances or alterations of the terms of Indebtedness, the release or substitution of security, and the release of guarantors is given with respect to Collateral subject to this Agreement; provided however, that in each instance, Lenders believe in good faith that the action in question is commercially reasonable in that it does not unreasonably increase the risk of nonpayment of the Indebtedness to which the action applies. Until all Indebtedness shall have been paid in full, Debtor shall have no right of subrogation or contribution, and Debtor hereby waives any benefit of or any right to participate in any of the Collateral or any other security now or hereafter held by Lenders.

NOTICES. All notices or demands of any kind which Lenders may be required or desire to serve upon Debtor under the terms of this Agreement shall be served upon Debtor by personal service or by mailing a copy thereof by first class mail, postage prepaid, addressed to Debtor at the address set forth below or at such other address as Debtor shall designate by written notice to Lenders. Service by mail shall be determined to be complete at the expiration of the second day after the date of mailing.

GOVERNING LAW; SUCCESSORS, ASSIGNS. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, and shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties.

                                                                 Loan No.
                                                                          ------



SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.


IN WITNESS WHEREOF, this Agreement has been duly executed as of January 31, 1998.


                                             ZANTE, INC.,
                                             a Nevada corporation


                                             By: /s/ DAVID R. WOOD
                                                 ---------------------------
                                             Name:  David R. Wood
                                                    ------------------------
                                             Title: Exec. V.P. and CFO
                                                    ------------------------

                                             By:
                                                ----------------------------
                                             Name:
                                                    ------------------------
                                             Title:
                                                    ------------------------

                                                              Loan No.
                                                                       --------

                                   EXHIBIT A
                                   ---------

                                    ACCOUNTS

Bank Account Listing
--------------------

  GL #         Description                             Wells Fargo
  ----         -----------                             -----------

1210           Zante, Inc.-        Operating           4159-571785
1212           Zante, Inc.-        Travel Agent        4159-571744
1215           Zante, Inc.-        Dental Plan         4159-571769
1220           Zante, Inc.-        Payroll             4159-571777
1222           Zante, Inc.-        EFT                 4435-611777
1230-1233      Zante, Inc.-        Mastercard/Visa     4159-571751




Security Account Listing
------------------------

Prudential Security Acct #         Description
--------------------------         -----------

     ORV-952251-28                 Zante, Inc.    Security Account